UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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The Hanover Insurance Group, Inc.

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THE HANOVER INSURANCE GROUP, INC.

Notice of Annual Meeting

and Proxy Statement

Annual Meeting

of Shareholders

to be held

May 12, 2009

Corporate Headquarters

440 Lincoln Street

Worcester, Massachusetts 01653

THE HANOVER INSURANCE GROUP, INC.

440 Lincoln Street

Worcester, Massachusetts 01653

March 31, 2009

TO OUR SHAREHOLDERS:

You are cordially invited to attend the Annual Meeting of Shareholders of The Hanover Insurance Group, Inc. to be held on Tuesday, May 12, 2009, at 9:00 a.m. local time, at the Company’s headquarters in Worcester, Massachusetts.

We have elected to take advantage of new Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders via the Internet. We believe that the new rules will allow us to provide our shareholders with the information they need, while lowering the costs of printing and delivery and reducing the environmental impact of our Annual Meeting.

The accompanying Notice and Proxy Statement describe in detail the matters to be acted on at the Annual Meeting. Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope that you will vote as soon as possible. Please review the instructions concerning each of your voting options described in the Proxy Statement. Your cooperation will assure that your shares are voted and will also greatly assist us in preparing for the Annual Meeting.

Sincerely,

Frederick H. Eppinger

President and Chief Executive Officer

THE HANOVER INSURANCE GROUP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 12, 2009

To the Shareholders of

The Hanover Insurance Group, Inc.:

The Annual Meeting of Shareholders of The Hanover Insurance Group, Inc. (“THG” or the “Company”) will be held at THG’s headquarters, 440 Lincoln Street, Worcester, Massachusetts 01653 on Tuesday, May 12, 2009, at 9:00 a.m. local time, for the purpose of considering and voting on:

1.	Election of four individuals to the Board of Directors;

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of THG for 2009;

3.	Approval of the 2009 Short-Term Incentive Compensation Plan; and

4.	Such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed March 18, 2009 as the record date for determining the shareholders of THG entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

By Order of the Board of Directors,

CHARLES F. CRONIN

Vice President and Secretary

Worcester, Massachusetts

March 31, 2009

Your vote is important. Whether or not you plan to attend the Meeting, you are requested to vote your shares. Please follow the voting instructions set forth in the Proxy Statement. If you do attend the Annual Meeting and desire to withdraw your proxy and vote in person, you may do so.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of the Shareholders to Be Held on May 12, 2009: The Proxy Statement and Annual Report to Shareholders are available at www.envisionreports.com/thg.

2009 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

THE HANOVER INSURANCE GROUP, INC.

440 Lincoln Street

Worcester, Massachusetts 01653

PROXY STATEMENT

We have made these proxy materials available to you on or about March 31, 2009 via the Internet or, upon your request, have delivered paper copies of these proxy materials to you by mail, in connection with the solicitation of proxies by the Board of Directors (the “Board”) of The Hanover Insurance Group, Inc. (“THG” or the “Company”) for use at the Annual Meeting of Shareholders of THG to be held on May 12, 2009 (the “Annual Meeting” or “Meeting”). In accordance with rules and regulations recently adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a paper copy of the proxy materials in the mail unless you request one. Instead, the Notice instructs you how to access and review the proxy materials via the Internet. The Notice also instructs you how to vote your shares via the Internet. If you received a Notice by mail and would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

QUESTIONS AND ANSWERS ABOUT PROXY MATERIALS AND THE ANNUAL MEETING

What is included in these proxy materials?

These proxy materials include:

•	Our Proxy Statement for the Annual Meeting; and
•

Our Annual Report to Shareholders for the fiscal year ended December 31, 2008 (the “Annual Report”), including financial statements for THG and its subsidiaries and the report of PricewaterhouseCoopers LLP thereon. The Annual Report to Shareholders is neither a part of this Proxy Statement nor incorporated herein by reference.

If you requested a paper copy of these materials by mail, these materials also include the proxy card for submitting your vote prior to the Annual Meeting.

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act upon the following matters:

•	The election of four directors;
•	The ratification of the appointment of the Company’s independent registered public accounting firm for 2009; and
•	The approval of the 2009 Short-Term Incentive Compensation Plan.

Any other business that properly comes before the Annual Meeting will also be considered. In addition, management will report on the performance of the Company and respond to questions from shareholders.

Who is entitled to vote at the Annual Meeting?

Only shareholders of record at the close of business on March 18, 2009 (the “Record Date”) are entitled to vote at the Meeting.

What are the voting rights of the holders of the Company’s common stock?

Each share of THG’s common stock, par value $0.01 per share (the “Common Stock”), entitles its holder to one vote.

Who is soliciting my vote?

The Board is soliciting your vote at the Annual Meeting. We have retained Georgeson, Inc. of New York, N.Y., to help us solicit proxies personally or by mail, phone or Internet. We anticipate the costs of this service will be $7,500 plus reasonable expenses. Proxies may also be solicited on the Company’s behalf by directors, officers or employees in person or by telephone, mail, electronic transmission and facsimile transmission. The Company will pay the cost of soliciting proxies, including reimbursing banks, brokerage firms and others for the reasonable expenses incurred by them for forwarding proxy material on behalf of the Company to you as a beneficial owner of THG Common Stock.

How does the Board recommend I vote?

Our Board recommends that you vote your shares “FOR” the election of each nominee to the Board, “FOR” the ratification of the appointment of the Company’s independent registered public accounting firm for the 2009 fiscal year, and “FOR” the approval of the 2009 Short-Term Incentive Compensation Plan.

How many shares are entitled to vote at the Annual Meeting?

As of the Record Date, 51,132,951 shares of Common Stock were issued, outstanding and entitled to be voted.

How many shares must be present to hold the Annual Meeting?

A quorum (a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting) must be present either in person or by proxy. Abstentions and broker non-votes will be treated as present at the Annual Meeting for the purpose of determining a quorum. A “broker non-vote” occurs when a broker holding shares for a beneficial owner returns a proxy but does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Please note that banks and brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, but may vote their clients’ shares on the election of directors, the ratification of the appointment of the Company’s independent registered public accounting firm for the 2009 fiscal year and the approval of the 2009 Short-Term Incentive Compensation Plan.

What vote is required to approve each item?

The affirmative vote of the majority of the votes properly cast (in person or by proxy) is required to elect director nominees. For purposes of electing directors, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. If a nominee who is serving as a director is not elected at the Annual Meeting, under Delaware law the director would continue to serve on the Board as a “holdover director.” However, under our by-laws, any director who fails to be elected shall promptly tender his or her resignation to the Board. The Nominating and Corporate Governance Committee (the “NCGC”) will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. In making their determinations, the NCGC and the Board may consider any factors deemed relevant. The Board will act on the NCGC’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the NCGC’s recommendation or the Board’s decision. If a nominee who was not already serving as a director is not elected at the Annual Meeting, under Delaware law that nominee would not become a director and would not serve on the Board as a “holdover director.” Abstentions, because they are not votes cast, are not counted for this proposal and will have no effect on the outcome.

The affirmative vote of a majority of the votes properly cast (in person or by proxy) is required to ratify the appointment of the Company’s independent registered public accounting firm and to approve the 2009 Short-Term Incentive Compensation Plan. Abstentions, because they are not votes cast, are not counted for these proposals and will have no effect on the outcome.

How do I vote?

You may either vote in person at the Annual Meeting or by proxy without attending the Meeting.

How do I vote by proxy?

If you are a registered shareholder (that is, if you hold THG stock certificates directly in your name), you may vote via the Internet in accordance with the instructions set forth in the Notice. If you have requested a paper copy of the proxy materials by mail, you may vote by mail, via the Internet, or via the toll-free number in accordance with the instructions set forth on the proxy card that accompanies the printed materials. The shares of Common Stock represented by your proxy will be voted as directed by you, the shareholder, or, if the proxy card is signed, dated and returned without instructions, in favor of the election of the director nominees designated herein, in favor of the ratification of the appointment of PricewaterhouseCoopers LLP as THG’s independent registered public accounting firm for 2009, and in favor of the approval of the 2009 Short-Term Incentive Compensation Plan.

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held “in street name,” and such brokerage firm or nominee will forward the Notice and/or a printed copy of the proxy materials to you together with voting instructions. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote.

The proxy also confers discretionary authority with respect to any other proposals that may properly be brought before the Annual Meeting. As of the date of this Proxy Statement, management is not aware of any other matters to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the proxies solicited hereby will be voted in accordance with the recommendation of the Board.

Can I change my vote after I submit my proxy?

Yes. Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice thereof to the Company’s Corporate Secretary, The Hanover Insurance Group, Inc., 440 Lincoln Street, Worcester, MA 01653. Any shareholder of record attending the Annual Meeting may vote in person whether or not the shareholder has previously filed a proxy. Shares held beneficially in street name may be voted in person only if you obtain and bring to the meeting a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Presence at the Annual Meeting by a shareholder who has submitted a proxy, however, does not in itself revoke the proxy.

How do participants in the Employees’ 401(k) Retirement Savings Plan vote their shares?

If you are a participant in The Hanover Insurance Group Retirement Savings Plan and you have shares of Common Stock allocated to your account, you may provide voting instructions to the trustee under the Plan via the Internet in accordance with the instructions set forth in the Notice. If you received a paper copy of proxy materials, you may provide voting instructions to the trustee by submitting the proxy card by mail, via the Internet, or via the toll-free number set forth on the proxy card. The trustee will vote the shares allocated to your account in accordance with your instructions or, if your proxy is submitted without instructions, in favor of the election of the director nominees designated herein, in favor of the ratification of the appointment of PricewaterhouseCoopers LLP as THG’s independent registered public accounting firm for 2009, and in favor of the approval of the 2009 Short-Term Incentive Compensation Plan. If you do not submit voting instructions, the trustee will not vote your shares. Your voting instructions will be kept confidential by the trustee.

Who can attend the Annual Meeting?

The Meeting is open to all shareholders of the Company and to invited guests of the Board. Individuals who hold shares in “street name” may be required to provide a brokerage account statement or some other proof of their share ownership, as of the Record Date, March 18, 2009.

How much stock do the Company’s directors and executive officers own?

The following table sets forth information regarding the number of shares of Common Stock beneficially owned as of March 6, 2009 by (i) each director of THG, (ii) the named executive officers in the Summary Compensation Table appearing later in this Proxy Statement (the “NEOs”), and (iii) all directors, NEOs and other executive officers of THG as a group. This information has been furnished by the persons listed in the table.

Name of Beneficial Owner	Shares Beneficially Owned†		Percent of Class
Michael P. Angelini	32,899	(1)	*
Eugene M. Bullis	10,000		*
P. Kevin Condron	1,000	(2)	*
Frederick H. Eppinger	779,455	(3)	1.5%
Neal F. Finnegan	8,771		*
David J. Gallitano	5,012	(4)	*
Gail L. Harrison	12,818	(5)	*
J. Kendall Huber	156,524	(6)	*
Wendell J. Knox	10,112	(7)	*
Robert J. Murray	16,177		*
Joseph R. Ramrath	7,908	(8)	*
Harriett Tee Taggart	355		*
Gregory D. Tranter	142,688	(9)	*
Marita Zuraitis	195,060	(10)	*

Directors, NEOs and other executive officers as a group (18 persons)	1,529,805	(11)	2.9%

†

As to shares listed in this column of the table, each person has sole voting and investment power, except as indicated in other footnotes to this table. Certain directors and executive officers have deferred, or under certain compensation programs were required to defer, receipt of certain stock grants. Deferred stock is held in a rabbi trust (the “Rabbi Trust”), the trustee of which is Wells Fargo Bank, N.A. As of March 6, 2009, the

Rabbi Trust held 174,107 shares of Common Stock pursuant to deferrals by directors and executive officers. These shares may be voted by the trustee of the Rabbi Trust, but not the individuals on whose behalf the shares are held in the Rabbi Trust. For information regarding specific deferrals, please refer to the notes below. Deferred shares held in the Rabbi Trust are not included in the amounts set forth in this column. For executive officers, the amounts in this column include 1,287,090 shares underlying options which are exercisable within 60 days of March 6, 2009.

*	Less than 1%.
(1)	Excludes 13,311 shares held by the Rabbi Trust, the receipt of which Mr. Angelini has deferred. Includes 4,000 shares held by the Domenic A. Angelini Residuary Trust, under Agreement dated October 25, 2003 (the “Trust”). Mr. Angelini is a co-trustee of the Trust and shares voting and investment power of the shares of Common Stock held by the Trust.
(2)	Excludes 4,435 shares held by the Rabbi Trust, the receipt of which Mr. Condron has deferred.
(3)	Excludes 111,137 shares held by the Rabbi Trust, the receipt of which Mr. Eppinger was required to defer. Includes 752,200 shares underlying options exercisable within 60 days of March 6, 2009.
(4)	Excludes 4,195 shares held by the Rabbi Trust, the receipt of which Mr. Gallitano has deferred.
(5)	Excludes 2,627 shares held by the Rabbi Trust, the receipt of which Ms. Harrison has deferred.
(6)	Mr. Huber shares voting and investment power with his wife with respect to 14,387 shares. Includes 124,025 shares underlying options exercisable within 60 days of March 6, 2009.
(7)	Excludes 2,985 shares held by the Rabbi Trust, the receipt of which Mr. Knox has deferred.
(8)	Mr. Ramrath shares voting and investment power with his wife.
(9)	Includes approximately 496 shares held for the benefit of Mr. Tranter by the trustees of the Company’s Retirement Savings Plan and 117,925 shares underlying options exercisable within 60 days of March 6, 2009.
(10)	Excludes 35,417 shares of stock held by the Rabbi Trust, the receipt of which Ms. Zuraitis was required to defer. Includes 176,125 shares underlying options exercisable within 60 days of March 6, 2009.
(11)	Includes approximately 9,693 shares held by the trustees of the Company’s Retirement Savings Plan, and 1,287,090 shares underlying options exercisable within 60 days of March 6, 2009; excludes 174,107 shares held by the Rabbi Trust. See notes 1 through 10 above.

Who are the largest owners of the Company’s stock?

As of March 6, 2009, there was no person known to THG to be the beneficial owner of more than five percent of the issued and outstanding shares of Common Stock.

CORPORATE GOVERNANCE

The Board has adopted Corporate Governance Guidelines which can be found on the Company’s website at www.hanover.com under “Corporate Governance–Guidelines.” For a printed copy of the Guidelines, shareholders should contact the Company’s Corporate Secretary, The Hanover Insurance Group, Inc., 440 Lincoln Street, Worcester, MA 01653.

There are four nominees for election to our Board this year. Each of the nominees, other than Dr. Taggart who was elected by the Board in February 2009, has served as a director since the last Annual Meeting. Prior to her election to the Board, Dr. Taggart was recommended for consideration by the NCGC as a potential director candidate by a non-management member of the Board. Mr. Eppinger, Mr. Ramrath and Dr. Taggart have been nominated for terms which expire in 2012, and Ms. Harrison has been nominated for a term which will expire in 2010. Information regarding the business experience of each nominee is provided below.

Who are the nominees for director?

Frederick H. Eppinger, 50, has been Director, President and Chief Executive Officer of THG since joining the Company in 2003. Before joining the Company, Mr. Eppinger was Executive Vice President of Property and Casualty Field and Service Operations for The Hartford Financial Services Group, Inc. Prior to that, he was Senior Vice President of Strategic Marketing from 2000 to 2001 for ChannelPoint, Inc., a firm that provided business-to-business technology for insurance and financial service companies, and was a senior partner at the international consulting firm of McKinsey & Company. Mr. Eppinger led the insurance practice at McKinsey, where he worked closely with chief executive officers of many leading insurers over a period of 15 years, beginning in 1985. Mr. Eppinger began his career as an accountant with the firm then known as Coopers & Lybrand. He is a director of Centene Corporation, a publicly-traded, multi-line healthcare company. Mr. Eppinger is an employee of THG, and therefore is not an independent director.

If re-elected, Mr. Eppinger’s term of office as a director of THG will expire in 2012.

Gail L. Harrison, 61, has been a director of THG since 1995 and was a director of a predecessor company from 1986 to 1996. From 2000 to 2007, Ms. Harrison was Executive Vice President and a principal at Powell Tate, a public affairs and communications firm and division of Weber Shandwick Worldwide. From 1981 until joining Powell Tate, she was affiliated with The Wexler Group, a government relations consulting firm, where she was a Founding Principal. The Board has determined that Ms. Harrison is an independent director, based on the independence standards adopted by the Board and the requirements of the New York Stock Exchange (“NYSE”).

Ms. Harrison is a member of the Audit Committee and the Nominating and Corporate Governance Committee. If re-elected, Ms. Harrison’s term of office as a director of THG will expire in 2010. At present, Ms. Harrison does not intend to stand for re-election after this term expires.

Joseph R. Ramrath, 52, has been a director of THG since 2004. Mr. Ramrath has been Managing Director of Colchester Partners LLC, an investment banking and strategic advisory firm, since 2002. Mr. Ramrath was Executive Vice President and Chief Legal Officer of the United Asset Management division of Old Mutual plc, an international financial services firm headquartered in London, England, from 2000 to 2002. Prior to that, he was Senior Vice President, General Counsel and Secretary of United Asset Management Corporation from 1996 until its acquisition by Old Mutual in 2000. The Board has determined that Mr. Ramrath is an independent director, based on the independence standards adopted by the Board and the requirements of the NYSE.

Mr. Ramrath is Chairman of the Audit Committee. If re-elected, Mr. Ramrath’s term of office as a director of THG will expire in 2012.

Harriett “Tee” Taggart, 60, has been a director of THG since February 2009. She currently manages a professional practice, Taggart Associates, and is actively engaged as an advisor and investor in early stage business ventures. She also serves as an endowment investment committee member, evaluating global portfolio managers and asset allocation strategies for several major non-profit organizations. From 1983 through 2006, Dr. Taggart was a Partner, Senior Vice President and sector portfolio manager at Wellington Management LLC, a global investment company. Dr. Taggart is a director of Albemarle Corporation and The Lubrizol Corporation, both publicly-traded chemical manufacturers. Dr. Taggart is also a member of the Board of Trustees of Reed College, a member of the Dean’s Alumni Leadership Council of the Kennedy School of Government at Harvard University, an active member of the New England Chapter of the National Association of Corporate Directors and serves on the board of several non-profit organizations. The Board has determined that Dr. Taggart is an independent director, based on the independence standards adopted by the Board and the requirements of the NYSE.

Dr. Taggart is a member of the Audit Committee. If re-elected, Dr. Taggart’s term of office as a director of THG will expire in 2012.

Who are the directors continuing in office?

Michael P. Angelini, 66, has been a director of THG since its formation in 1995 and Chairman of the Board since 2002, and was a director of a predecessor company from 1984 to 1996. Mr. Angelini is Chairman of the law firm of Bowditch & Dewey LLP, Worcester, Massachusetts, with which he has been associated since 1968, and in 2007 was appointed by the Governor of Massachusetts to the Board of Directors of the Massachusetts Turnpike Authority. Mr. Angelini is also director of Commerce Bank & Trust Company, a regional bank headquartered in Worcester, Massachusetts, L. Hardy Company, Inc., a manufacturer of industrial cutting devices, and a number of privately-held businesses primarily located in central Massachusetts. The Board has determined that Mr. Angelini is an independent director, based on the independence standards adopted by the Board and the requirements of the NYSE.

Mr. Angelini is a member of the Nominating and Corporate Governance Committee. Mr. Angelini’s term of office as a director of THG expires in 2010.

P. Kevin Condron, 63, has been a director of THG since 2007. Mr. Condron has served as Chairman and Chief Executive Officer of The Granite Group LLC, a plumbing and heating wholesaler, since 1998. From 1972 until it was merged with Capitol Plumbing and Heating Supply in 1997 to create The Granite Group, LLC, Mr. Condron was President and Chief Executive Officer of Central/Goulet Supply. Mr. Condron is a director of TD Banknorth, Inc., a financial services company, and is a Trustee at the College of the Holy Cross. Prior to August 2006, Mr. Condron served as an independent Trustee of three investment trusts which were associated with THG’s former variable annuity and life insurance business. The Board has determined that Mr. Condron is an independent director, based on the independence standards adopted by the Board and the requirements of the NYSE.

Mr. Condron is a member of the Compensation Committee. Mr. Condron’s term of office as a director of THG expires in 2010.

Neal F. Finnegan, 71, has been a director of THG since 2006. Mr. Finnegan served as President and Chief Executive Officer of Lumber Insurance Company, a specialty insurer to the lumber industry, from 2000 to 2001. From 2000 to 2005, Mr. Finnegan was Chairman of Citizens Bank of Massachusetts. Prior to that, Mr. Finnegan was President and Chief Executive Officer of UST Corporation from 1993 to 2000. Previously, Mr. Finnegan served in the financial services sector as an executive with Bankers Trust Company of New York, Bowery Savings Bank, Worcester Bancorp, and Shawmut Bank, NA. Mr. Finnegan is currently a member of the Board of Directors at SolutionInc., an IP management software provider traded on the Toronto Stock Exchange, and several other privately-held companies and charitable organizations. In addition, Mr. Finnegan is Chairman Emeritus of the Northeastern University Board of Trustees. The Board has determined that Mr. Finnegan is an independent director, based on the independence standards adopted by the Board and the requirements of the NYSE.

Mr. Finnegan is a member of the Compensation Committee. Mr. Finnegan’s term of office as a director of THG expires in 2010.

David J. Gallitano, 61, has been a director of THG since 2006 and is President of Tucker, Inc., a sole proprietor private investment and advisory firm. Mr. Gallitano was Chairman and Chief Executive Officer of APW Ltd., a global contract manufacturing company of technical equipment, from 2003 through 2005, and Chairman and Chief Executive Officer of Columbia National, Inc., a residential and commercial real estate financing company, from 1993 until 2002. Mr. Gallitano was an Executive Vice President at PaineWebber Incorporated, where he headed the company’s Principal Transactions Group, from 1986 through 1993. Mr. Gallitano also served as President and Chief Executive Officer of the General Electric Mortgage Capital Corporation from 1984 through 1986. Mr. Gallitano is a director of WellCare Health Plans, Inc., a publicly-traded managed health care service provider. The Board has determined that Mr. Gallitano is an independent director, based on the independence standards adopted by the Board and the requirements of the NYSE.

Mr. Gallitano is a member of the Audit Committee. Mr. Gallitano’s term of office as a director of THG expires in 2011.

Wendell J. Knox, 61, has been a director of THG since 1999. Mr. Knox is President and Chief Executive Officer of Abt Associates, a policy research and business consulting firm, where he has been employed since 1969. Mr. Knox is also a director of Eastern Bank, a mutually-owned commercial bank. The Board has determined that Mr. Knox is an independent director, based on the independence standards adopted by the Board and the requirements of the NYSE.

Mr. Knox is Chairman of the Nominating and Corporate Governance Committee. Mr. Knox’s term of office as a director of THG expires in 2011.

Robert J. Murray, 67, has been a director of THG since 1996. He was Chairman of the Board of New England Business Service, Inc. (“NEBS”), a business-to-business direct marketing company, from 1995 until 2004 and served on the Board of Directors of NEBS from 1991 until 2004. He was Chief Executive Officer of NEBS from 1995 through 2003. Prior to joining NEBS, Mr. Murray was an executive officer with The Gillette Company, Inc., a consumer products company. Mr. Murray is also a director of Tupperware Brands Corp., a publicly-traded consumer-direct seller of personal and household products, LoJack Corporation, a publicly-traded automobile security system manufacturer, Delhaize Group, a publicly-traded international food retailer based in Belgium, and IDEXX Laboratories, Inc., a publicly-traded developer, manufacturer and distributor of products and services for veterinary, food and water testing markets. The Board has determined that Mr. Murray is an independent director, based on the independence standards adopted by the Board and the requirements of the NYSE.

Mr. Murray is Chairman of the Compensation Committee. Mr. Murray’s term of office as a director of THG expires in 2011.

How does the Board determine which directors are considered independent?

Under NYSE rules, a member of our Board only qualifies as “independent” if our Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Company’s Corporate Governance Guidelines include standards to assist the Board in determining whether a director has a material relationship with the Company. The standards conform to the standards established by the NYSE. The portion of our Corporate Governance Guidelines addressing director independence is attached to this Proxy Statement as Annex 1.

Our Board has determined that every director is independent under these standards with the exception of Mr. Eppinger, who is the Chief Executive Officer of the Company.

There are no family relationships among any of the directors or executive officers of THG and its subsidiaries.

What is the Company’s procedure for approving related-person transactions?

The Board has established a written procedure for the review, approval and/or ratification of “transactions with related persons” (as such term is defined by the SEC, provided that the dollar threshold in our policy was reduced from the $120,000 threshold established by the SEC, to $100,000) (the “Related Person Transaction

Policy”). Pursuant to such policy, all related person transactions will be reviewed, approved and/or ratified by the Audit Committee, except that, in the event management determines that it is impractical or undesirable to wait until an Audit Committee meeting to consummate the transaction, the Chair of the Audit Committee (or the Independent Presiding Director, in the event the Chair or any of his or her immediate family members is the “related person”) shall have the authority to review and approve the transaction. The Chair of the Committee, or Independent Presiding Director, as applicable, shall report to the Audit Committee at its next meeting any approval under this policy pursuant to this delegated authority. No member of the Audit Committee shall participate in any review, approval or ratification of a transaction with a related person with respect to which such member or any of his or her immediate family members is the related person. In preparing the Company’s SEC filings and in determining whether a transaction is subject to this policy, the Company’s General Counsel is entitled to make the determinations of whether a particular relationship constitutes a material interest by a related person.

In evaluating a transaction with a related person, the Audit Committee (or its Chair), shall consider all relevant facts and circumstances available to it and shall approve or ratify only those transactions that are in, or not inconsistent with, the best interests of the Company and its shareholders, as it determines in good faith. To the extent feasible, a transaction with a related person that is identified as such in advance shall be submitted to the Audit Committee or Chair for review in advance of the transaction’s consummation. In the event the Company becomes aware of a transaction with a related person that has not been previously approved or ratified under this policy, the matter shall be submitted promptly to the Audit Committee or Chair for consideration. In such event, the Audit Committee or the Chair shall evaluate all options, including but not limited to ratification, amendment or termination of such transaction. The Audit Committee or the Chair also shall evaluate the facts and circumstances pertaining to the failure of such transaction to have been presented to the Audit Committee or Chair in advance and take such corrective action as it deems appropriate under the circumstances.

The Related Person Transaction Policy can be found on the Company’s website at www.hanover.com under “Corporate Governance–Company Policies.” For a printed copy of the policy, shareholders should contact the Company’s Corporate Secretary, The Hanover Insurance Group, Inc., 440 Lincoln Street, Worcester, MA 01653.

Who is the director chosen to preside at executive sessions of the Board?

In accordance with the Company’s Corporate Governance Guidelines, each year the Board elects from among its independent members either a non-executive Chairman of the Board or a lead director to serve as the Independent Presiding Director. The duties of the Independent Presiding Director are determined by the Board, and include presiding over executive sessions of non-management directors (including the Committee of Independent Directors). Mr. Angelini, the Chairman of the Board, is the Independent Presiding Director. The Board generally convenes in executive session in connection with regularly scheduled Board meetings and at other times as deemed appropriate.

How often did the Board meet during 2008?

During 2008, there were seven meetings of the full Board of Directors. All of the incumbent directors attended at least 75% of the Board and committee meetings held while they were members during 2008.

What committees has the Board established?

The standing committees of the Board consist of the Audit Committee, the Compensation Committee, the NCGC, and the Committee of Independent Directors (the “CID”). Each committee is composed solely of directors determined by the Board to be independent in accordance with THG’s Corporate Governance Guidelines and the NYSE listing standards. The current responsibilities of each of the committees are set forth in their charters, which are available on the Company’s website, www.hanover.com, under “Corporate Governance-Committee Charters.” For a printed copy of any of the committee charters, shareholders should contact the Company’s Corporate Secretary, The Hanover Insurance Group, Inc., 440 Lincoln Street, Worcester, MA 01653. The CID, consisting of all the independent members of the Board, discharges such responsibilities as are referred to it from time to time by the Board or one of its committees. In particular, the committee is responsible for reviewing and approving the recommendations of the Compensation Committee and the NCGC, as appropriate, with respect to establishing performance criteria (goals and objectives) of our CEO, evaluating the CEO’s performance and approving CEO compensation. While the independent members of the Board typically meet in executive session at every scheduled Board meeting, the CID, acting as such, had three designated committee meetings in 2008.

Audit Committee

The Board has made a determination that the members of the Audit Committee satisfy the requirements of the NYSE as to independence, financial literacy and experience and satisfy the independence requirements of the Sarbanes-Oxley Act of 2002. The Board has determined that Mr. Ramrath is an Audit Committee financial expert, as defined by SEC regulations. The Audit Committee is, among other things, responsible for the retention, oversight and, when deemed appropriate, termination of the Company’s independent registered public accounting firm. The Audit Committee reviews the arrangements for and the results of the auditor’s examination of the Company’s books and records, auditors’ compensation, internal accounting control procedures, and activities and recommendations of the Company’s internal auditors. It also reviews the Company’s accounting policies, control systems and compliance activities. The Audit Committee annually reviews and reassesses the adequacy of its charter. The committee held 13 meetings during 2008. The current members of the Audit Committee are listed in the table below. The report of the Audit Committee is included in this Proxy Statement on page 20.

Audit Committee
Joseph R. Ramrath (Chair)	David J. Gallitano	Gail L. Harrison	Harriett Tee Taggart (effective February 2009)

Compensation Committee

The Compensation Committee has oversight responsibility with respect to compensation matters involving directors and executive officers of THG; produces an annual Compensation Committee Report for inclusion in the Company’s proxy statement; provides general oversight of the Company’s compensation structure, including compensation plans and benefits programs; and retains and approves the terms of the engagement of any outside compensation consultants retained by the committee, among other responsibilities set forth in the committee’s charter. The committee met seven times in 2008. The current members of the Compensation Committee are listed in the table below. The Compensation Committee Report is included in this Proxy Statement on page 41.

Compensation Committee
Robert J. Murray (Chair)	P. Kevin Condron	Neal F. Finnegan

Use of Outside Compensation Consultants by the Compensation Committee

In executing its compensation responsibilities, the Compensation Committee engages external consultants to provide relevant market pay data and to assist it in making compensation decisions. Frederick W. Cook & Co., Inc. (“F.W. Cook”) has been engaged to provide such services to the Compensation Committee related to CEO compensation and to review compensation recommendations with respect to our directors and other NEOs. Hewitt Associates, LLC (“Hewitt”) has been engaged to provide consulting services to both the Compensation Committee and management as it relates to compensation for directors and executives officers. Each of the consulting firms was selected by, and report to, the committee. The committee reviews all compensation payable to compensation consultants with respect to services provided to the committee. Additionally, management reports to the committee, at least annually, regarding any other compensation paid to compensation consultants. The engagement of compensation consultants is reviewed annually.

During 2008, our compensation consultants:

•	provided relevant market and comparative data and information;
•	provided advice regarding compensation trends and issues;
•	provided input to the committee and management regarding the selection of peer companies against which to benchmark compensation levels and practices;
•	assisted in the design of our director and executive compensation programs; and
•	provided advice with respect to compensation decisions relating to our executive officers.

Nominating and Corporate Governance Committee

The NCGC advises and makes recommendations to the Board on all matters concerning directorship and corporate governance practices and the selection of candidates as nominees for election as directors. The committee recommended this year’s candidates for election and recommends Board member committee assignments to the full Board. The committee met five times in 2008. The current members of the NCGC are listed in the table below.

Nominating and Corporate Governance Committee
Wendell J. Knox (Chair)	Michael P. Angelini	Gail L. Harrison

What is the process for consideration of director nominees?

The NCGC may identify candidates for nomination to the Board through several resources, including recommendations of non-management directors, shareholders, the Chief Executive Officer, other executive officers, an outside search firm or other resources. Committee members may, as appropriate under the circumstances, review the backgrounds of candidates in light of the current needs of the Board, interview qualified candidates, conduct inquiries with references and review available information pertaining to the candidate’s qualifications.

Director Qualifications

The NCGC believes that members of the Board and nominees for election to the Board should possess high personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareholders. To maintain a majority of independent directors on the Board, as required by the Corporate

Governance Guidelines established by the Board, the committee has a strong preference that nominees meet the independence standards established by the Board. Board members and nominees should demonstrate initiative, be participatory and contribute a perspective based on practical experience and mature judgment. The Board seeks members who represent a broad array of experiences and expertise in the context of the evolving needs of the Board. When evaluating a candidate for Board membership, the NCGC and the Board will consider these factors, as well as diversity, age and availability to serve. In addition, without the approval of the NCGC, nominees who are Chief Executive Officers (or others with similar responsibilities) should serve on no more than two other public company boards, and other nominees should serve on no more than three other public company boards. The NCGC previously approved an exception to this guideline with respect to Mr. Murray, who is no longer a Chief Executive Officer or in a position with similar responsibilities.

Shareholder Nominees

The NCGC will consider qualified director candidates recommended in writing by shareholders. Shareholders who wish to suggest qualified candidates for consideration by the committee may do so by writing to the Company’s Corporate Secretary, The Hanover Insurance Group, Inc., 440 Lincoln Street, Worcester, Massachusetts 01653, giving the candidate’s name, biographical data, qualifications and confirmation that the candidate has agreed to serve if nominated and elected. All such submissions will be forwarded to the committee chairman. To allow the committee sufficient time to consider a candidate in advance of an annual meeting, shareholders should submit recommendations to the Company’s Corporate Secretary by no later than December 31 of the year prior to the annual meeting. Shareholder-proposed candidates who meet the committee’s minimum qualification standards, discussed in the preceding paragraph, will be evaluated in the same manner as other candidates considered by the committee for Board nomination.

Pursuant to the Company’s by-laws, shareholders seeking to nominate a candidate for election to the Board without the approval of the NCGC must deliver written notice of such nomination to the Company’s Corporate Secretary not less than 60 days nor more than 90 days prior to the Annual Meeting. The notice must set forth the name, address and number of shares of THG stock held by the shareholder submitting the nomination, as well as information concerning the nominee that is required to be disclosed pursuant to the Securities Exchange Act of 1934, as amended, in a proxy statement soliciting proxies for the election of such nominee as a director, including a signed consent of the nominee to be named in a proxy statement and to serve as a director, if elected. In addition, the notice must be accompanied by a petition signed by at least 100 record holders of THG Common Stock representing in the aggregate at least one percent of the outstanding shares entitled to vote on the election of directors.

How can shareholders and other interested parties communicate with the Board?

Shareholders and other interested parties can communicate with the Board, including the non-management directors and the Independent Presiding Director, either by writing to The Hanover Insurance Group, Inc., Board of Directors, Attn: Corporate Secretary, 440 Lincoln Street, Worcester, Massachusetts, 01653, or by calling 1-866-656-4232. An independent third-party service answers all calls to this toll-free telephone number, and passes the caller’s information on to our General Counsel, our Director of Internal Audit and the Chairman of the Audit Committee, who in turn transmit the information to the appropriate member of the Board. Communications may be anonymous or confidential. Complaints relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to the Chairman of the Audit Committee. Other concerns will be referred to the Chairman of the Board. All shareholder-related complaints and concerns will be received, processed and acknowledged by THG’s Board. Further information regarding communications with the Board may be found at the Company’s website, www.hanover.com, under “Corporate Governance–Contact The Hanover Board.”

Are directors expected to attend the Annual Meeting?

All directors are expected to attend the Annual Meeting. All directors were present at last year’s annual meeting.

How are the directors compensated?

The Compensation Committee (the “Committee”) is responsible for reviewing and advising the Board with respect to the Company’s director compensation practices and policies. In executing such compensation responsibilities, the Committee engages an external consultant to provide relevant market data and to assist in developing compensation recommendations. For the 2008-2009 annual director compensation cycle (which began immediately following the 2008 Annual Meeting of Shareholders and ends immediately prior to the 2009 Annual Meeting of Shareholders), the Committee engaged Hewitt to provide such advice and assistance. The Committee also confers with another consulting firm, F.W. Cook, with respect to such matters. The Committee generally receives market information on competitive practices from such consultants prior to the Annual Meeting of Shareholders. Based upon the information received from its consultants and discussions with senior management, the Committee presents its recommendation to the full Board. The Board, at its May meeting, reviews such recommendation and makes its compensation decision for the succeeding year (which begins immediately following the Annual Meeting of Shareholders and runs until the next Annual Meeting of Shareholders). In setting director compensation, the Board considers competitive pay levels in light of the amount of time that directors expend in fulfilling their duties to the Company as well as the skill level the Company requires of its Board.

For the period from the 2008 Annual Meeting of Shareholders to this year’s Annual Meeting, non-employee directors received an annual retainer consisting of 1,311 shares of Common Stock issued pursuant to the Company’s 2006 Long-Term Incentive Plan (the “2006 Plan”) and a cash payment of $30,000. The Committee intended the value of the shares granted to each non-employee director (established as of the close of business on May 13, 2008) and the cash payment to equate to an annual retainer of $90,000. The 2008 annual retainer represented an increase of $10,000 from the prior year and was recommended in order to align total compensation with the median pay levels of directors at comparable companies. In order to further align the long-term interests of our directors with those of our shareholders, the entire increase in annual retainer was paid in Common Stock. Dr. Taggart, who was first elected to the Board on February 24, 2009, received a pro-rated annual cash and stock retainer. Directors who are employees of the Company receive no additional compensation for their services as members of the Board.

In addition to the annual retainer, Mr. Angelini received a retainer of $75,000 as Chairman of the Board; the Chairperson of the Audit Committee received a $15,000 annual retainer; the Chairperson of the Compensation Committee received a $10,000 annual retainer; and the Chairperson of the NCGC received a $7,500 annual retainer. Mr. Angelini’s annual Chairman of the Board retainer was increased by $15,000 in 2008 to align Mr. Angelini’s compensation with the pay levels of directors having similar responsibilities at comparable companies. No adjustment to such retainer had been made since 2004. Non-employee directors of THG also received a fee of $2,200 for each meeting of the Board that they attended and a fee of $1,500 for each meeting of their committee that they attended. Meetings of the independent directors designated as meetings of the CID are compensated as a meeting of the Board. Meetings of the CID that are held in conjunction with Board meetings are not separately compensated.

Directors who are unable to attend, in person, meetings of the Board or any committee of which they are members that are held in person, but who fully participate by telephone, or directors who participate in substantive meetings conducted by telephone (rather than in person), are paid a fee equal to one-half the regular Board or committee fee for such meeting. All directors are reimbursed for reasonable travel and other expenses of attending meetings of the Board and its committees. The Company provides Mr. Angelini with appropriate office space and secretarial assistance at the Company’s headquarters. Additionally, the Company’s charitable foundation provides matching contributions to qualified charities up to $5,000 per director per year.

Directors may defer receipt of their cash and stock compensation. Deferred cash amounts can be converted into Common Stock or accrued in a memorandum account that is credited with interest based on the so-called General Agreement on Tariffs and Trade (GATT) rate (4.52% in 2008; 4.00% in 2009). At the election of each director, cash meeting fees and retainers may also be converted to Common Stock.

Director Compensation Table

The following table sets forth the total compensation earned by our current non-employee directors for their service on our Board and committees of the Board during the fiscal year ended December 31, 2008.

Name	Fees Earned in Cash ($)		Stock Awards ($) (1)		All Other Compensation ($) (2)	Total ($)
Michael P. Angelini	110	(3)	144,480	(3)	5,000	149,590
P. Kevin Condron	128	(3)	108,213	(3)	5,000	113,341
Neal F. Finnegan	164		109,774		5,000	114,938
David J. Gallitano	136	(3)	109,852	(3)	5,000	114,988
Gail L. Harrison	58,909		56,645		3,250	118,804
Wendell J. Knox	56,659	(3)	56,645		5,000	118,304
Robert J. Murray	60,309		56,645		5,000	121,954
Joseph R. Ramrath	70,909		56,645		5,000	132,554
Harriett Tee Taggart (4)	—		—		—	—

(1)	The amounts in this column reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, consistent with Statement of Financial Accounting Standards No. 123(R) (“FAS 123(R)”), and thus include amounts from awards granted in and prior to 2008. To the extent applicable, assumptions used in the calculation of these amounts are included in Note 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2008 included in the Company’s Annual Report (excluding forfeiture assumptions, if any). The grant date fair value of each equity award granted to non-employee directors during 2008 (calculated in a manner consistent with FAS 123(R)) is as follows:

•

Each of the non-employee directors received the annual stock award of 1,311 shares of unrestricted Common Stock granted on May 13, 2008, which award represented a portion of their annual retainer and had a grant date fair value equal to $59,991; and

•

Messrs. Angelini, Condron, Finnegan and Gallitano, because they elected to convert (and in some cases defer) certain meeting fees and/or cash retainers, received additional stock awards during 2008. Such additional awards were in the amounts, and with a grant date fair value, as set forth in the following table:

Name	Grant Date
	2/15/08 (converted meeting fees)			5/13/08 (converted cash retainer)			5/15/08 (converted meeting fees)			8/15/08 (converted meeting fees)			11/17/08 (converted meeting fees)
	Number of Shares		Grant Date Fair Value ($)	Number of Shares		Grant Date Fair Value ($)	Number of Shares		Grant Date Fair Value ($)	Number of Shares		Grant Date Fair Value ($)	Number of Shares		Grant Date Fair Value ($)
Michael P. Angelini	—		—	2,294	*	104,974	135	*	6,238	95	*	4,388	131	*	4,783
P. Kevin Condron	75	*	3,290	655	*	29,973	127	*	5,869	160	*	7,390	131	*	4,783
Neal F. Finnegan	109		4,782	655		29,973	183		8,456	127		5,866	131		4,783
David J. Gallitano	—		—	655	*	29,973	151	*	6,978	192	*	8,868	121	*	4,418

*	Receipt deferred at the election of the director.
(2)	Matching contribution to qualified charitable organization.

(3)	All or a portion of amount deferred at election of director.
(4)	Dr. Taggart was elected to the Board in February 2009. Accordingly, she received no compensation from the Company during 2008.

Non-Employee Director Stock Ownership Guidelines

The Board has adopted the following non-employee director stock ownership guidelines: within four years from the date of first being elected to the Board, each non-employee director should achieve an ownership level in THG’s Common Stock with a value equal to four times the value of the regular annual retainer paid to directors for service on our Board. This requirement can be satisfied by purchases in the open market or by holding grants received from the Company (including share grants that the director has elected to defer under Company-sponsored deferred compensation programs). For these purposes, shares are valued based upon the then current market value, or if higher, the value on the date of acquisition.

Each of our directors is in compliance with the ownership guidelines or is expected to become compliant within four years following his or her initial election to the Board.

Director Retirement Policy

It is the policy of the Board that a director retire at the annual meeting of shareholders following his or her attainment of age 70. A director who is first elected to the Board after the age of 65, however, may defer retirement until the annual meeting of shareholders following his or her attainment of age 72. In accordance with this policy, it is expected that Mr.  Finnegan will retire from the Board effective at the 2010 Annual Meeting of Shareholders.

Code of Conduct

The Company has adopted a Code of Conduct, which is applicable to all directors, officers and employees of the Company, including our Chief Executive Officer, Chief Financial Officer and Controller. The Code of Conduct is available on the Company’s website at www.hanover.com under “Corporate Governance–Company Policies.” For a printed copy of the Code of Conduct, shareholders should contact the Company’s Corporate Secretary, The Hanover Insurance Group, Inc., 440 Lincoln Street, Worcester, MA 01653. The Company will disclose any future amendments to, or waivers from, provisions of the Code of Conduct for the directors, officers and employees on its website within four business days following the date of such amendment or waiver.

ITEM I

ELECTION OF DIRECTORS

The Board currently has ten members and consists of three classes as nearly equal in number as possible, whose terms end in successive years. Four of the directors whose terms will expire at this year’s Annual Meeting, Frederick H. Eppinger, Gail L. Harrison, Joseph R. Ramrath and Harriett Tee Taggart, have been nominated for re-election. With the exception of Ms. Harrison, who has been nominated for a one-year term expiring in 2010, each of the nominees has been nominated to serve for a three-year term ending after the 2012 Annual Meeting of Shareholders. In each case, directors serve until the expiration of their stated term and until their successor has been duly elected and qualified or until their earlier death, resignation, removal or disqualification.

The Board recommends a vote FOR all nominees. All nominees have indicated their willingness to serve and, unless otherwise directed, it is intended that proxies received in response to this solicitation will be voted in favor of the election of the nominees.

The affirmative vote of the majority of the votes properly cast (in person or by proxy) is required to elect director nominees. For purposes of electing directors, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. If a nominee who is serving as a director is not elected at the Annual Meeting, under Delaware law the director would continue to serve on the Board as a “holdover director.” However, under our by-laws, any director who fails to be elected shall promptly tender his or her resignation to the Board. The NCGC will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. In making their determinations, the NCGC and the Board may consider any factors deemed relevant. The Board will act on the NCGC’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the NCGC’s recommendation or the Board’s decision. If a nominee who was not already serving as a director is not elected at the Annual Meeting, under Delaware law that nominee would not become a director and would not serve on the Board as a “holdover director.” Abstentions, because they are not votes cast, are not counted for this proposal and will have no effect on the outcome.

In the event that any of the nominees should be unavailable to serve as a director, it is intended that the proxies will be voted for the election of such substitute nominees, if any, as shall be designated by the Board. Management has no reason to believe that any of the nominees will be unavailable to serve.

Information as to each nominee and as to directors continuing in office can be found under the section of this Proxy Statement entitled “Corporate Governance.”

ITEM II

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of PricewaterhouseCoopers LLP has been appointed by the Audit Committee of the Board to be THG’s independent registered public accounting firm for 2009. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

The Board is submitting the appointment of PricewaterhouseCoopers LLP as THG’s independent registered public accounting firm for 2009 to the shareholders for their ratification. The Audit Committee of the Board bears the ultimate responsibility for selecting THG’s independent registered public accounting firm and will make the selection it deems best for THG and its shareholders. Should the shareholders fail to ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the appointment and may retain PricewaterhouseCoopers LLP or another accounting firm without resubmitting the matter to shareholders. Similarly, ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm does not limit the Audit Committee’s ability to change this selection in the future if it deems appropriate.

The Board recommends that you vote FOR the proposal to ratify the selection of the firm of PricewaterhouseCoopers LLP as the independent registered public accounting firm for THG for 2009. Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions, because they are not votes cast, are not counted for this proposal and will have no effect on the outcome.

Fees Incurred by THG from PricewaterhouseCoopers LLP

The following table shows the fees paid or accrued by THG for the audit and other services provided by PricewaterhouseCoopers LLP for 2008 and 2007:

	2008	2007
Audit Fees (1)	$2,231,000	$2,056,000
Audit-Related Fees (2)	$66,000	$152,000
Tax Fees (3)	$27,000	$118,000
All Other Fees (4)	$20,000	$30,000

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements, including the audit of the internal controls over financial reporting, the review of our quarterly financial statements, and audit services provided in connection with other statutory or regulatory filings.
(2)	Audit-related fees consisted primarily of accounting consultations in connection with proposed transactions, benefit plan audits, attestation services, services provided in connection with reviews by state insurance departments, and other consulting services.
(3)	Tax fees principally included IRS interest calculation reviews, and consultations in connection with federal tax reporting.
(4)	Other services included miscellaneous consulting services and purchased software.

Pre-Approval Policy

The Audit Committee is required to pre-approve all services performed by the independent auditor. At the beginning of each annual audit cycle, the Audit Committee pre-approves certain categories of audit, audit-related and other services, but such projects within these categories with fees equal to or greater than $250,000 must be specifically approved.

The Chair of the Audit Committee (or, in his absence, any other member of the Audit Committee) has the authority to pre-approve other audit-related and non-audit services to be performed by THG’s independent auditors and associated fees, provided that such services are not otherwise prohibited and any decisions to pre-approve such audit-related or non-audit services and fees are reported to the full Audit Committee at its next regular meeting. During 2008, the Audit Committee pre-approved all services performed by the independent auditor, including non-audit services, in accordance with the policy set forth above.

Audit Committee Report

Review of Audited Financial Statements with Management

The Audit Committee reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2008.

Review of Financial Statements and Other Matters with Independent Auditors

An integral part of the audit process is to ensure that the Audit Committee receives information regarding the scope and results of the audit. Various communication requirements pertaining to the conduct of an audit exist to enhance the information flow and to assist the Audit Committee in discharging its oversight responsibility. In this regard, the Audit Committee discussed with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, the matters required to be discussed by SAS 61, Communication with Audit Committees (Codification of Statements on Auditing Standards, AU Section 380), as modified. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Rule 3526, Communication with Audit Committees Concerning Independence, of the Public Company Accounting Oversight Board, and has discussed with PricewaterhouseCoopers LLP its independence from the Company. The Audit Committee has considered whether the provision of the non-audit professional services to the Company in 2008 is compatible with maintaining PricewaterhouseCoopers LLP’s independence from the Company.

Recommendation that Financial Statements be Included in the Annual Report

Based on the reviews and discussions referred to above and relying thereon, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

Other Matters

The Audit Committee satisfied its responsibilities under its Charter for the year 2008.

In accordance with the rules of the SEC, this report is not to be deemed “soliciting material,” or deemed to be “filed” with the SEC or subject to the SEC’s Regulation 14A, other than as provided in Item 407 of Regulation S-K, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference in documents otherwise filed.

February 23, 2009

AUDIT COMMITTEE

Joseph R. Ramrath, Chair

David J. Gallitano

Gail L. Harrison

The Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that THG specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

ITEM III

APPROVAL OF 2009 SHORT-TERM INCENTIVE COMPENSATION PLAN

General

The Company has an annual, executive, short-term incentive compensation program (the “STIC Plan”) that is intended to provide certain company executives with incentive compensation based upon the achievement of pre-established performance goals and individual performance. The STIC Plan is intended to provide an incentive for profitable growth, to motivate participating executives toward even higher achievement and operating results, to tie their goals and interests to those of the Company and its shareholders and to enable the Company to attract and retain highly qualified executives.

At the 2004 Annual Meeting of Shareholders, the shareholders approved the STIC Plan so that the STIC Plan would comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Under the Internal Revenue Code, plans structured like ours must be approved by shareholders at least every five years. By approving at this Annual Meeting the plan described below, the Section 162(m) requirements concerning shareholder approval will continue to be satisfied.

Under Section 162(m), a publicly-held corporation is generally not entitled to a federal income tax deduction with respect to any taxable year for compensation in excess of $1 million to its principal executive officer and the three highest compensated officers (other than the principal executive officer and principal financial officer) (the “Covered Officers”). Qualifying performance-based compensation is not subject to this deduction limitation. To qualify for the performance-based exception under Section 162(m), compensation must be paid under a plan the material terms of which, including the general performance criteria used as the bases for determining awards, have been approved by shareholders, and must meet other requirements set forth in regulations under Section 162(m).

On February 23, 2009, the Compensation Committee of the Company’s Board of Directors, approved the 2009 Short-Term Incentive Compensation Plan (the “2009 STIC Plan”) effective May 12, 2009, subject to shareholder approval. The 2009 STIC Plan is intended to satisfy the applicable provisions of, and is being submitted to shareholders pursuant to, Section 162(m) in order to maximize the deductibility of short-term incentive compensation awards.

The 2009 STIC Plan will provide incentives for certain Company executives to achieve a sustained, high level of financial performance for the Company, while enhancing the Company’s ability to deduct the cost of such incentives for tax purposes. Annual incentive compensation programs with comparable performance measures have generally been made available to certain other officers and key employees; however, the tax deductibility of such payments is not dependent on the approval of such plans by shareholders and administration in accordance with Section 162(m). The Compensation Committee generally intends to take reasonable measures to avoid the loss of a Company tax deduction due to Section 162(m). The Compensation Committee may in certain circumstances, however, approve bonus or other payments outside of the 2009 STIC Plan that do not meet the material terms of the 2009 STIC Plan and that may not be tax deductible.

The full text of the 2009 STIC Plan is set forth in Annex 2, attached hereto. The following description of certain features of the 2009 STIC Plan is qualified in its entirety by reference to the full text of the plan. Capitalized terms used in this description have the same meaning as defined in the 2009 STIC Plan.

Administration; Eligible Employees. The 2009 STIC Plan will be administered by the Compensation Committee of the Board of Directors or, if any member of the Compensation Committee is not an outside director, by a subcommittee of the Compensation Committee consisting of those members of the Compensation Committee who are outside directors (such committee or subcommittee referred to in this description as the “Committee”). In addition, the Committee of Independent Directors or a successor committee of the Board may also be authorized by the Board of Directors to establish, administer and/or ratify performance goals and awards. The Committee shall interpret the 2009 STIC Plan, although it may delegate to management non-discretionary administrative functions. Only officers of the Company (as defined under Rule 16a-1(f) of the Securities Exchange Act of 1934 and so designated by THG’s Board of Directors) are eligible to participate in the 2009 STIC Plan.

Performance Criteria. The Committee will select the performance criterion or criteria for any individual position and the formulas for determining the amount of payment that the Committee may award for performance during any Award Period not later than 90 days after the commencement of an Award Period, but in no case after 25% of the Award Period has elapsed (the “Establishment Period”). The performance criteria that the Committee may use shall be set forth in terms of an objectively determinable formula or standard, which: (a) may be determined by reference to the performance of the Company, any subsidiary or affiliate of the Company, any division or unit of any of the foregoing, or any combination of the foregoing, and (b) must be based on one or more of the following performance measures:

•	sales;
•	revenues;
•	assets;
•	expenses;
•

earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization, or capital gains or losses, determined on the basis of operations, continuing operations or otherwise and on an aggregate or per share basis;

•	premium growth;
•	direct premium, written premium or earned premium;
•	policies in force;
•	segment income;
•	return on equity, investment, capital or assets;
•	one or more operating ratios;
•	borrowing levels, leverage ratios or credit rating;
•	financial strength rating;
•	market share;
•	productivity improvements;
•	capital expenditures;
•	cash flow;
•	stock price;
•	shareholder return;
•	economic value added;
•	surplus levels or growth;
•	product development;
•	sales of particular products or services;
•	development of business goals;
•	customer acquisition, satisfaction or retention;

•	service levels or standards;
•	leadership effectiveness;
•	business development; or
•

the occurrence of, or participation in the negotiation or effectuation of, any of: acquisitions and divestitures (in whole or in part), joint ventures and strategic alliances, spin-offs, split-ups and the like, reorganizations, or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings.

Determination of Awards. By not later than the end of the Establishment Period, the Committee will select, from among the Company’s executive officers, those persons who will participate in the 2009 STIC Plan for an Award Period and designate for each such Participant a specific percentage of the participant’s base or year end salary as such Participant’s potential award (a “Potential Award”). An individual Participant’s Potential Award in any Award Period is limited to the lesser of $4,500,000 or 300% of the Participant’s base salary or year end salary rate, as determined by the Committee. When the Company’s financial results for a given Award Period have been determined, the Committee will determine, and certify in writing, whether the pre-established performance goals and objectives have been satisfied in such year with respect to the Covered Officers. The actual bonus award for any Participant shall be determined based upon the pre-established compensation formula or methods. In determining the actual award for the Covered Officers, the Committee may exercise discretion to reduce (but not increase) the award from the dollar amount of the Potential Award for such Participants. The Committee may use discretion to reduce or to increase awards to other Participants in the Plan. The Committee may base any reduction on the Company’s financial performance, the Participant’s performance, and/or competitive compensation levels. Awards may be paid in cash, or if permitted by THG’s 2006 Long-Term Incentive Plan (or its successor plan), in THG stock or a combination of the foregoing as determined by the Committee.

New Plan Benefits. The benefits or amounts, if any, that may be received by or allocated to the CEO, the NEOs and all current executive officers as a group are not presently determinable. If the 2009 STIC Plan had been in effect in 2008, the awards received by the Company’s executive officers would have been identical to the awards actually received by such persons for 2008. The Summary Compensation Table on page 42, under the heading “Non-Equity Incentive Plan Compensation,” lists the 2008 awards for the CEO and the other NEOs.

Awards under other Plans. Nothing in the 2009 STIC Plan limits the Company’s ability to make any award to any person (including a participant in the 2009 STIC Plan) under any other plan or arrangement or on an ad hoc basis.

The Board of Directors of the Company recommends a vote FOR the approval of the 2009 STIC Plan.

The affirmative vote of a majority of the votes properly cast (in person or by proxy) is required for approval of the 2009 STIC Plan. Abstentions, because they are not votes cast, are not counted for this proposal and will have no effect on the outcome.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (“CD&A”)

Overview

The Compensation Committee (the “Committee”), in consultation with the Board’s Committee of Independent Directors (the “CID”), is responsible for reviewing and establishing our executive compensation practices and policies. More specifically, the Committee is responsible for approving the compensation levels for our Named Executive Officers, or NEOs, subject, in the case of the CEO, to ratification by the CID. Although this discussion and analysis refers principally to compensation for our NEOs, the same general compensation principles and practices apply to all of our executive officers.

The Committee engages F.W. Cook and Hewitt as outside consultants to aid in performing these duties as explained more fully in the Corporate Governance section on page 12.

Named Executive Officers

In accordance with SEC regulations, for 2008, our NEOs include the following:

Our principal executive officer	• Frederick H. Eppinger, President and CEO

Our principal financial officer	• Eugene M. Bullis, Executive Vice President and CFO

Our next three most highly compensated executive officers	• Marita Zuraitis, President, P&C Companies
• J. Kendall Huber, Senior Vice President and General Counsel
• Gregory D. Tranter, Senior Vice President and Chief Information Officer

Executive Compensation Policy and Objectives

The overall objectives of our executive compensation program are to:

•	attract and retain qualified, high-performing individuals who will contribute to our success;
•	motivate executives to achieve our financial and business objectives; and
•	align the long-term interests of our executives with those of our shareholders.

Each component of compensation (as discussed below) is designed to achieve particular objectives. In addition, the entire package is intended to align with our business strategy and to be competitive from a marketplace perspective. Although we do not have a policy for a fixed allocation between either cash and non-cash or short-term and long-term incentive compensation, we do design our NEO compensation packages to place more emphasis on variable compensation tied to performance rather than base salary. This approach is intended to balance short and long-term performance goals and promote shareholder value.

While a number of factors drive our executive compensation decisions, for 2008 we chose, as a primary reference point, to target total compensation of our NEOs, as a group, at approximately the 65th percentile of our Comparison Group (discussed below). We target total compensation above the median of our Comparison Group because:

•	we believe it helps to attract and retain talented executives with significant industry experience;
•

the performance metrics associated with our short and long-term incentive compensation programs are set at levels that we believe are above the industry median and the achievement of which are substantially in doubt; and

•	our emphasis on long-term variable compensation linked to performance.

An individual NEO’s target compensation, however, may be higher or lower than the reference point based upon a number of factors which include:

•	the NEO’s specific expertise and contributions;
•	the relative pay scales among our senior officers;
•	amounts previously paid to the NEO (whether by the Company or a previous employer, or as compared to competing offers);
•	perceived retention risk; and
•	perceived difficulty and cost to replace the executive were he or she to leave the Company.

Setting Executive Compensation

Use of Comparative Peer Data

In assessing and reviewing compensation, the Committee evaluates the pay levels for executives at companies principally within the property and casualty insurance industry. For benchmarking purposes, the Committee utilized data collected from the publicly disclosed proxy materials of a selected group of P&C companies (the “Proxy Group”) and market pay data collected from various published surveys from a broader group of P&C companies and organizations (the “Survey Group”). Collectively, we will refer to the Proxy Group and the Survey Group as our “Comparison Group”.

The Proxy Group consists of publicly-held property and casualty insurance companies that the Committee believes THG may compete with for senior management talent and business, or are otherwise indicative of compensation levels for P&C companies. The Proxy Group consists of the following companies:

• Alleghany Corporation*	• Old Republic International Corporation
• American Financial Group, Inc.	• Philadelphia Consolidated Holding Corp.*
• Cincinnati Financial Corporation	• Safeco Corporation
• CNA Financial Corp.	• Selective Insurance Group, Inc.
• Commerce Group, Inc.*	• State Auto Financial Corporation*
• Erie Indemnity Corporation	• White Mountain Insurance Group, LTD
• Harleysville Group, Inc.	• W.R. Berkley Corporation
• Mercury General Corporation

*	Companies added for 2008

For 2008, the companies listed below were removed from our peer group for the reasons set forth opposite their name. These companies were replaced by the companies indicated above.

Company Removed	Reason for Removal
Chubb Corp	Size relative to THG
The Hartford Financial Services Group, Inc.	Size relative to THG
Ohio Casualty Corporation	Acquired
The Progressive Corporation	Size relative to THG
The Travelers Companies, Inc.	Size relative to THG

In establishing baseline comparative data from the Proxy Group, the Committee reviewed the benchmark data and considered it in light of many factors, including:

•	size of company;
•	type of business conducted;
•	ownership structure;
•	geographic markets served;
•	recent operating history;
•	perceived differences in long and short-term objectives and challenges;
•	relative risks to the respective companies;
•	financial and strategic differences;
•	comparability of compensation programs;
•	depth of management; and
•	tenure of executives.

The Survey Group is comprised of property and casualty companies and, where necessary to get meaningful market comparisons, a broader group of insurance companies. The information comes from nationally recognized executive compensation surveys. These surveys included:

•

Hewitt’s Total Compensation ManagementTM Database: Compensation data from 14 property and casualty companies regressed to approximate THG’s size and direct written premium. Where there were insufficient matches to the property and casualty companies’ data, data was extracted from a broader insurance database of 47 insurance companies and regressed to the appropriate direct written premium level; and

•	Mercer U.S. Property and Casualty Insurance Company Survey: Data based on a sample of 11 P&C companies with direct written premium that fall within the range of $2-6 billion.

The Committee reviews data on base pay levels, target and actual total cash levels, long-term incentive levels and target and actual total compensation levels from the Comparison Group. While the Committee believes the use of such comparative information is useful, such data is intended solely to serve as a reference point to assist the Committee in its discussions and deliberations.

Because we believe the participant data from the Proxy Group is closely representative of the market data for CEOs having similar responsibilities as our CEO, we benchmarked his compensation primarily against the Proxy Group. With respect to all other NEOs, we benchmarked compensation against a combination of the Proxy Group and Survey Group, because, depending on the NEO and his or her respective role and responsibilities, we believe certain participant data from the Survey Group represented a more accurate comparison.

Role of Executive Officers in Compensation Decisions and CEO Performance Review

Committee meetings are regularly attended by our CEO, General Counsel, Chief Human Resources Officer and our Chairman of the Board (who is an independent director, but not a Committee member). Each generally participates in such meetings and provides counsel and advice at the Committee’s request. In addition, the Committee regularly meets in executive sessions with no members of management present and no member of management is present while the Committee makes its decisions on that executive’s compensation.

At the request of the NCGC, and following a process approved by our Board, our independent Chairman of the Board leads an annual performance review of the CEO. This review includes personal interviews with members of management and independent directors, and a review of the CEO’s self-assessment and of the Company’s performance. The results of this performance evaluation are reviewed, finalized and ratified by the CID. This review helps form the basis for establishing the CEO’s annual compensation package and for determining whether or not individual performance goals have been achieved. The CID has final authority to ratify the compensation of our CEO.

For compensation decisions regarding NEOs (other than the CEO), the Committee solicits and considers the recommendations of the CEO and our Chief Human Resources Officer, as well as information provided to it by its compensation consultants.

Other Considerations

F.W. Cook and Hewitt, the Committee’s consultants, regularly attend, either in person or telephonically, Committee meetings and provide advice and information to the Committee at its request.

In determining executive compensation, the Committee reviews the total target compensation of each NEO, including salary, short and long-term incentive compensation and perquisites. These amounts are then compared with prior year compensation targets, market data provided by our consultants, the NEO’s overall performance and prior year short and long-term incentive payments. Prior year payments are compared relative to operating metrics for short and long-term incentive plans to determine any changes or adjustments to performance metrics for future years. The Committee also periodically reviews NEO share ownership, stock option exercises, stock trading activity, and outstanding unvested equity awards. Additionally, the Committee considers the cost of equity-based awards as determined in accordance with FAS 123(R) and the dilutive impact to shareholders of such awards.

Principal Components of Executive Compensation

For 2008, the principal components of compensation for our NEOs consisted of (i) annual base salary, (ii) short-term incentive compensation, and (iii) long-term incentive compensation. In addition, our NEOs receive certain other benefits (described below) that differ from those generally available to all employees.

Annual Base Salary

Annual base salaries of our NEOs are generally targeted at approximately the median level of amounts paid to executive officers in our Comparison Group who are believed to have generally comparable qualifications, experience and responsibilities. Base salary, however, is only one of several different components of an executive’s total compensation package and is intended to make up a smaller portion of target total compensation than the short and long-term variable incentives described below. Base salaries are reviewed on an annual basis in the first quarter of each year. Typically, the Committee does not adjust NEO salaries more frequently than once every 18-24 months, unless there has been a material change in an NEO’s role or responsibility level. This approach reduces the focus on base salaries and emphasizes short and long-term variable incentives.

For 2008, the Committee approved the following base salary increases for our NEOs:

NEO	2008 Salary ($)	% Change	Primary Rationale for Change
Frederick H. Eppinger	900,000	5.9	• Increased experience and position relative to market median
Gregory D. Tranter	375,000	7.1	• Expansion of responsibilities

Short-Term Incentive Compensation

The Annual Short-Term Incentive Compensation Program (the “IC Program”) is a non-equity incentive compensation program that provides additional cash compensation to key employees, including the NEOs, who have contributed to our success. Award opportunities are targeted at a percentage of annual salary, based on each executive’s role and overall pay package. Specifically, this program is designed to motivate and reward:

•	achievement of annual targeted financial goals;
•	achievement of operating business goals and priorities that are linked to overall corporate financial results and priorities;
•	achievement of extraordinary annual results; and
•	demonstration of our leadership core competencies (i.e., integrity, teamwork, accountability, commitment to winning and meritocracy).

Generally, we benchmark IC Program award targets at approximately the 65th percentile of award levels set for executive officers in our Comparison Group who are believed to have generally comparable qualifications, experience and responsibilities. The target 2008 IC Program award for each of our NEOs is as set forth below:

NEO	Target Award as % of Base Salary
Frederick H. Eppinger	120%
Marita Zuraitis	90%
Eugene M. Bullis	90%
J. Kendall Huber	75%
Gregory D. Tranter	60%

For 2008, funding for the IC Program for our NEOs ranged from 0% to a maximum of 200% of target based upon the attainment during 2008 of certain targeted levels of adjusted (i) P&C Segment Income, and (ii) Net Written Premium Growth Rate, as shown below:

		Funding Level (2)
Total P&C Segment Income (1)	≥$475M	0%	160% - 200%	200%	200%
	$380M	0%	80% - 100%	100%	100% - 110%
	$304M	0%	40% - 50%	50%	50% - 55%
	< $304M	0%	0%	0%	0%
		< 2%	2% - < 5%	5% - < 10%	10% - ≥ 12%
		Net Written Premium Growth Rate (1)
(1) Determined as described in the text below
(2) If P&C Segment Income and/or Net Written Premium Growth Rate determined as described below falls between the points identified in the scale, funding will increase or decrease in a linear manner.

The amount of each executive officer’s actual award is determined by a combination of:

•	the NEO’s target award;
•	the IC Program funding level achieved;
•	such executive officer’s performance against certain pre-established individual goals; and
•	the executive’s overall performance and contribution.

The Committee chose a combination of P&C Segment Income and premium growth performance metrics because it believes that the combination is a good measure for evaluating profitable growth and is consistent with our strategic goals and philosophy. Accordingly, the achievement of these targets should enhance stock value and shareholder return.

The Committee intended to set the P&C Segment Income and premium growth financial targets at levels where the outcome was substantially in doubt, but at levels that could be reasonably achieved and were consistent with our internal financial plans. The Committee increased the P&C Segment Income goals from the levels set for the 2007 IC Program based upon our expectations of increased segment income. The expectation was premised, in part, on anticipation of a hardening of the market (i.e., stronger pricing), particularly in Commercial Lines, and improved underwriting results. The goals for Net Written Premium Growth Rate were reduced and modified to create a more gradual impact on IC Program funding in light of expectations of limited overall growth in the industry. The Committee considered, among other things, the relative risk of motivating growth and the potential tension between growth and increased underwriting risk. In light of the goals established for P&C Segment Income and the incentive for long-term profitability created by our long-term incentive program and other factors, the Committee determined that the growth goals established in the program did not unreasonably motivate growth at the expense of long-term profitability.

Although funding levels are based on the achievement of the financial metrics set forth above, the Committee may reduce the payment to a NEO based upon a variety of factors, including the NEO’s failure to achieve certain pre-established individual performance goals and the Committee’s evaluation of the NEO’s overall performance and contribution during the year. Each NEO has specific individual goals that are set at the beginning of each year. Individual goals are aligned with the achievement of our overall financial and operational goals. These goals are reviewed and approved by the Committee in the first quarter of each year. For NEOs subject to Section 162(m) of the Internal Revenue Code (see section entitled “Tax Implications” below), actual award levels may be reduced based on individual performance and other factors, and in no case may exceed the maximum funding level discussed above. For determining the maximum funding, P&C Segment Income and Net Written Premium Growth Rate, as reported in the Company’s financial statements filed with the SEC, are adjusted as applicable to exclude:

•	unusually large catastrophe losses which aggregate (net of reinsurance) in excess of “planned” catastrophe losses;
•	adverse development on loss and loss adjustment reserves or other costs as a result of Hurricanes Katrina and Rita which occurred in 2005;
•	adverse development on currently discontinued voluntary property and casualty insurance pools; and
•

the effect of acquisitions or divestitures during the year or unplanned capital structure (i.e. debt or equity) actions, to the extent such events have a negative impact on P&C Segment Income and/or Net Written Premium Growth.

In 2008, the maximum IC Program funding for NEOs was 99% of target. The Committee, however, reduced the funding level to 75%. In recent years, the Committee based actual IC Program funding on P&C Segment Income and Net Written Premium Growth Rate as reported in the Company’s financial statements filed with the SEC and without adjustments for the exclusions set forth above. This year, however, the Committee determined that it was appropriate to adjust reported results by a portion of excess catastrophe losses. Accordingly, the Committee evaluated the impact of catastrophe losses on the funding formula and felt that in light of the severity of industry and Company losses attributable to Hurricane Ike and related storms, it was appropriate to exclude a portion, but not all, of such excess losses in determining bonus funding. Had all such excess catastrophe losses been included to align actual funding with P&C Segment Income and premium growth as reported in our 2008 Annual Report, results would have fallen below the IC Program funding threshold. The Committee’s decision not to exclude all of the adjustments was driven primarily by its determination that the Company’s overall performance, particularly in relation to its competitors, was exceptional in light of the unprecedented economic and financial market decline occurring during the second half of 2008, the difficult economic environment in Michigan, and an unusually high level of natural catastrophe losses occurring in 2008. Specifically, the Committee noted:

•	that 2008 P&C Segment Income, excluding catastrophes, grew by 5.5% over 2007;
•

the efforts of management in its successful completion of the sale of the Company’s life insurance subsidiary, First Allmerica Financial Life Insurance Company, which generated net proceeds of approximately $230 million and further enhanced the Company’s liquidity and financial strength in a very difficult economic environment;

•	the acquisitions of Verlan Holdings, Inc. and AIX Holdings, Inc.,
•	that the Company’s overall net written premium growth of 4.3% far exceeded the projected industry average of a 0.5% decline for the year;
•	the overall improvements in the Company’s products and distribution; and
•	the relative stability of the Company’s investment portfolio and stock price in 2008.

As a result of the Committee’s action to reduce funding levels, the maximum 2008 IC Program award for each of our NEOs was determined by multiplying the NEO’s base salary by the target award, and multiplying the resulting product by 75%.

Set forth below is a discussion of each NEO’s individual award under the 2008 IC Program and brief summary of each NEO’s key individual achievements that contributed to the Committee’s decision as to the level of payment:

NEO	2008 IC Program Award	Basis for Determination of Payment
Frederick H. Eppinger	$810,000	• Improved financial and competitive position of the Company
		• Made significant contributions to executing the long-term strategy of the Company and improving the operating performance of the business

Marita Zuraitis	$371,000	• Produced strong financial results, including exceeding earnings plan (ex-CATS) and achieving growth significantly above industry average
		• Built more defensible partnerships with agents
		• Produced significant improvement in overall mix of business within Commercial Lines

Eugene M. Bullis	$300,000	• Successfully executed the sale of the Life Company
		• Strengthened Enterprise Risk Management
		• Improved financial understanding of our business with rating agencies

J. Kendall Huber	$222,000	• Led successful execution of the Life Company sale
		• Led the resolution of a complex contingent issue relating to a discontinued business
		• Provided legal support to the transition in Massachusetts to “managed competition” and to the Verlan and AIX acquisitions as well as the sale of AMGRO

Gregory D. Tranter	$168,750	• Led successful execution of discretionary technology investments that were instrumental in supporting achievement of business goals
		• Delivered efficient and cost effective technology solutions
		• Led initiatives to enable improvements in technology, service and core operations

Long-Term Incentive Compensation

Long-term incentives are designed to:

•	encourage management to achieve and balance short and long-term goals;
•	tie management’s financial incentives to the financial interests of shareholders; and
•	recruit and retain key leaders.

The Committee established NEO long-term equity incentive compensation opportunities at or above the 65th percentile of amounts paid to executive officers in our Comparison Group who are believed to have generally comparable qualifications, experience and responsibilities. This is consistent with our philosophy of encouraging long-term planning and driving shareholder value creation. Factors considered in determining NEOs’ awards under the long-term program include the:

•	contribution of each NEO to the long-term performance of THG;
•	importance of such NEO’s responsibilities within the organization;
•	expense of the award to the Company;
•	dilutive impact to shareholders;
•	recruitment and retention considerations;
•	relative awards made to other executive officers;
•	expectations based on historical compensation; and
•	projected value of prior grants and vesting schedules.

As a condition to each long-term incentive compensation award, each participant must agree to certain non-solicitation and confidentiality provisions in favor of the Company.

2008 Long-Term Awards

For 2008, the Committee elected to utilize a combination of performance-based restricted stock units (“PBRSUs”) and time-based restricted stock units (“TBRSUs”). Mr. Eppinger’s 2008 Long-Term Award also included a stock option grant, as discussed below. For the CEO, the target value of his 2008 award was approximately 20% options, 40% PBRSUs and 40% TBRSUs. Because the CEO has a significant number of outstanding options, this mix of awards was chosen to bring more balance to his overall portfolio of equity awards. This mix is designed to motivate the achievement of operating goals while maintaining a link to share price appreciation. This award also provides a retention element through TBRSUs which have not been previously granted to the CEO. For the other NEOs, however, the mix of awards in 2008 was 50% PBRSUs and 50% TBRSUs. This mix of awards provides a more balanced portfolio of equity awards for such NEOs and was chosen to motivate the achievement of operating goals while improving retention for the executive team. The number of PBRSUs (at target) and TBRSUs granted to each of the NEOs is set forth in the table below:

NEO	Number of PBRSUs	Number of TBRSUs
Frederick H. Eppinger	20,000	20,000
Marita Zuraitis	11,230	11,230
J. Kendall Huber	4,260	4,260
Gregory D. Tranter	4,980	4,980

The terms of such awards are described in greater detail below.

When our CFO, Mr. Bullis, was hired on November 8, 2007, he was granted 22,925 Individual Goal-Based PBRSUs. These Individual Goal-Based PBRSUs will vest on December 31, 2009, if, and to the extent, Mr. Bullis satisfies the performance goals established in 2008 and 2009. This was intended to be a two-year grant, and as such, Mr. Bullis did not receive a 2008 Long-Term Award. Please see Outstanding Equity Awards at Fiscal Year-End table on page 48 for more information.

Description of Performance-Based Restricted Stock Units

The PBRSUs (other than the Individual Goal-Based PBRSUs):

•	are not earned unless targeted levels of three-year average return on equity (“ROE”) and premium growth rate are achieved for the years 2008-2010;
•	may be adjusted to zero and as high as 150% of the targeted award, based on the average ROE and premium growth rate actually achieved during the performance period; and
•	are subject to a three year time-based vesting requirement.

The table below sets forth the ROE and premium growth targets and how they impact the actual NEO award:

		Award as a Percentage of Target (2)
3 Year (2008-2010) Average ROE (1)	≥15%	0.0%	120.0% - 150.0%	150.0%	150.0%
	14.5%	0.0%	110.0% - 137.5%	137.5%	137.5% - 142.5%
	14%	0.0%	100.0% - 125.0%	125.0%	125.0% - 133.0%
	13.5%	0.0%	90.0% - 112.5%	112.5%	112.5% - 125.0%
	12-13%	0.0%	75.0% - 100.0%	100.0%	100.0% - 112.5%
	11.5%	0.0%	62.5% - 87.5%	87.5%	87.5% - 100.0%
	11%	0.0%	50.0% - 75.0%	75.0%	75.0% - 90.0%
	10.5%	0.0%	40.0% - 62.5%	62.5%	62.5% - 75.0%
	10%	0.0%	33.0% - 50.0%	50.0%	50.0% - 60.0%
	9.5%	0.0%	25.0% - 37.5%	37.5%	37.5% - 45.0%
	9%	0.0%	20.0% - 25.0%	25.0%	25.0% - 30.0%
	< 9%	0.0%	0.0%	0.0%	0.0%
		< 2%	2% - < 5%	5% - < 10%	10% - ≥ 12%
		3 Year (2008-2010) Average Net Written Premium Growth Rate (1)
		(1) Determined as set forth in the text below.

(2)    If average ROE falls between the points identified on the scale, funding will increase or decrease in a linear manner (measured from 12% if ROE is less than 12%, measured from 13% if ROE is greater than 13%). If Net Written Premium Growth Rate falls between 2-5% or 10-12%, funding will increase or decrease in a linear manner.

ROE is a levered return on equity calculation based on after-tax P&C segment income (as reported in the Company’s financial statements filed with the SEC), adjusted to include the cost of corporate debt and exclude the financial results of the holding company. Also, the equity of the P&C segment is reduced by the amount of this debt. Premium growth is the rate of year over year growth in total premiums written, adjusted by the effects of reinsurance assumed and ceded. In calculating ROE and premium growth, the Committee reserved the discretion to exclude the impact of certain unusual and/or non-recurring events, such as unusually large catastrophe losses, adverse development on loss and loss adjustment reserves or other costs as a result of Hurricanes Katrina and Rita, adverse development on currently discontinued voluntary property and casualty insurance pools and the effect of acquisitions or divestitures or unplanned capital structure (i.e. debt or equity) actions (to the extent such events have a negative impact on ROE and/or net written premium growth). It is the Committee’s expectation that such discretion will not be utilized except under the most unusual and unexpected circumstances where, in the Committee’s opinion, the funding level achieved is not commensurate with the level of the Company’s performance.

The Committee chose a combination of ROE and premium growth performance metrics because it believes that the combination is a good measure for evaluating operating performance and profitable growth and is consistent with our strategic goals and philosophy. Accordingly, the achievement of these targets should enhance stock value and shareholder return. In addition, a three-year performance period was chosen in order to motivate profitable growth over a significant time period and to encourage retention of the executive.

As compared to the 2007 PBRSUs, the goals for Net Written Premium Growth Rate were reduced and modified to create a more gradual impact on funding in light of expectations of limited overall growth in the industry.

For 2008, the first year of the three-year performance period, ROE was 9.78%, and Net Written Premium Growth Rate was 4.3%.

Description of Time-Based Restricted Stock Units

Provided the NEO remains employed by the Company through the third anniversary of the grant date, the TBRSUs will vest 100% and convert into an equivalent number of shares of THG Common Stock. Because these awards do not vest for three years, the principal purpose of the awards is to retain the executive.

Description of Stock Options

Mr. Eppinger was granted an option to purchase 50,000 shares of THG Common Stock upon the following material terms and conditions:

•	exercise price of $45.21 per share (the closing price per share of our Common Stock as reported on the NYSE on the date of grant);
•	ten year term; and
•	vest 25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date, and 50% on the third anniversary of the grant date.

Options were chosen to align part of his total compensation with Company stock performance as the options become valuable to the executive only if the share price increases after the date of grant. Additionally, because options do not fully vest for three years, this award encourages retention of the executive.

Prior Plan Year Long-Term Award Pay-Outs

During 2008, the 2005 Corporate-Goal PBRSUs, the 2006 Individual-Goal PBRSUs, and a portion of the 2006 Corporate-Goal PBRSUs were earned and paid out. During the first quarter of 2009, the remainder of the 2006 Corporate-Goal PBRSUs were paid. A brief description of the vesting is as follows:

Award	Description of Vesting Metrics	Actual Award as a Percentage of Target
2005 Corporate-Goal PBRSUs	• Performance Metric: Achievement of specified return on equity during 2007 from property and casualty operations	150%
	• Actual award could be as low as 0% and as high as 150% of target based on level of ROE achieved
	• Target ROE was 12%; actual ROE achieved was 14.27%
	• Three year time-based vesting requirement
	• Paid in first quarter of 2008

2006 Individual-Goal PBRSUs	• Performance Metric: Achievement of specified individual goals during 2006	100%
	• Two year time-based vesting requirement
	• Paid in first quarter of 2008

2006 Corporate-Goal PBRSUs	• Performance Metric: Achievement of specified average return on equity during 2006-2007 from property and casualty operations	147.25%
	• Actual award could be as low as 0% and as high as 175% of target based on level of ROE achieved
	• Target average ROE was 12%; actual average ROE achieved was 13.89%
	• Assuming achievement of performance metric, 50% vests in 2008, remainder vests in 2009
	• 50% paid out in first quarter of 2008; 50% paid out in the first quarter of 2009

For additional detail regarding prior year PBRSU vesting, please see the Option Exercise and Stock Vested Table on page 50.

Other Benefits

The NEOs are eligible to participate in all of our employee benefit plans, such as medical, dental, group life, disability and accidental death and dismemberment insurance and our 401(k) Plan, in each case on the same basis as other employees. In addition, certain senior employees of the Company, including the NEOs, are entitled to participate in the following programs:

Incentive Compensation Deferral and Conversion Program

The Company has established a short-term incentive compensation deferral and conversion program (the “IC Deferral Program”) (see page 53 for additional information) that permits certain officers of the Company, including the NEOs, to defer and convert a portion of their IC Program award into a number of restricted stock units. The amount converted cannot exceed the greater of $50,000 or 20% of base salary. An additional grant of restricted stock units is made on the conversion date having a fair market value equal to 15% of the deferred and converted incentive compensation award amount. After three years, the restricted stock units convert into shares of Common Stock. If the officer is not continuously employed by the Company through the vesting date, all such restricted stock units are forfeited, although the Company will pay the officer for the amount of incentive compensation initially deferred and converted, plus interest, compounded annually, based on the GATT rate (4.52% in 2008; 4.00% in 2009). The primary purpose of this program is to encourage stock ownership by senior level officers. Secondarily, this program encourages executive retention because the restricted stock units vest over time.

Under this program, Mr. Eppinger elected to defer and convert $100,000 of his 2008 IC Program award, and Mr. Tranter elected to defer and convert $25,000 of his 2008 IC Program award. Since the restricted stock units granted in lieu of such deferred amounts were issued on March 6, 2009, the Summary Compensation Table (see page 42), Grants of Plan-Based Awards Table (see page 45) and IC Deferral Program Table (see page 53) do not reflect the issuance of such restricted stock units, but the amount of the award deferred (excluding the 15% additional award) is included in Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

Non-Qualified Retirement Savings Plan

The Company’s Non-Qualified Retirement Savings Plan provides substantially the same benefits which are available to employees generally under our 401(k) Plan (see page 51 for additional information), but without regard to the maximum amount that may be paid under the 401(k) Plan under federal tax laws. This plan provided eligible employees of the Company, including each of the NEOs, a (i) 5% additional employer contribution on total eligible compensation in excess of federal limits (contingent upon satisfaction of maximum contributions to the 401(k) Plan), and (ii) 2% employer contribution on total eligible compensation in excess of the federal limits. Amounts deferred are credited with interest, compounded annually, based on the GATT rate. The amount of total compensation eligible for a Company contribution cannot, however, exceed $1 million minus the limit in effect for the Company’s 401(k) Plan under Section 401(a)(17) of the Internal Revenue Code ($230,000 for 2008) (the “$1 Million Cap”) and the portion of eligible compensation attributable to the IC Program is capped at the participant’s target award level, regardless of the actual incentive compensation award earned.

We adopted this plan to ensure that all employees are entitled to company contributions equal to the same percentage of total eligible compensation, without regard to the limits under federal tax laws. Subject to the limitations on the definition of eligible compensation described in the previous paragraph, this plan applies equally to all employees who have eligible compensation in excess of federal limits.

Though the annual Company contributions to the Non-Qualified Retirement Savings Plan were made during the first quarter of 2009, since such contributions were made with respect to cash compensation paid in 2008, the Summary Compensation Table (see page 42), and Non-Qualified Retirement Savings Plan Table (see page 52) reflect such 2009 payments. Such amounts are similarly included with respect to prior years.

Perquisites

The Committee reviews, at least annually, the various material corporate perquisites available to the NEOs. The Committee believes that the compensation package offered the NEOs (as discussed above) is appropriate to motivate and compensate each NEO and therefore believes corporate perquisites should represent a relatively small component of a NEO’s compensation package. In 2008, the only significant perquisites offered to the NEOs were (i) financial planning services, and (ii) matching contributions (up to $5,000 per NEO) to eligible tax qualified charitable organizations. For the financial planning services, the Company pays an annual retainer to a third-party service provider of $15,600 and an annual fee of $12,480 for each participating executive. The annual fee is treated as taxable income to the participating executives. For more information regarding perquisites, please see the Summary Compensation Table on page 42.

We provide financial planning services to our NEOs as a convenience to enable each executive to devote additional time to his or her company responsibilities. Our matching charitable contributions program is designed to encourage participation in charitable organizations and is consistent with our general philosophy of good corporate citizenship.

Amended and Restated Employment Continuity Plan

The purpose of the Amended and Restated Employment Continuity Plan (the “CIC Plan”) is to:

•

Keep key top management employees focused on the interests of the Company’s shareholders and to secure their continued services in addition to their undivided dedication and objectivity in the event of a possible change in control; and

•

Ensure that participants do not solicit or assist in the solicitation of our employees, agents and/or policyholders for a specified period, or disclose any of our confidential or proprietary information prior to or after a change in control.

The purpose of the CIC Plan is to protect the Company and its shareholders, who might be adversely affected if management were to be distracted, or were to depart, in the event a change in control transaction were to be rumored or proposed. Therefore, it is consistent with our compensation objective of retaining qualified, high-performing executives, especially those determined by the Committee to have a role critical to the business of the Company. We established the CIC Plan to provide certain arrangements, including cash payments and continuation of health and other benefits, for certain executives in the event of a change in control. The CIC Plan provides these arrangements to reinforce and encourage the continued attention and commitment of executives under potentially disruptive business circumstances. Benefits may be paid in the event of a change in control of the Company and subsequent involuntary or constructive termination of a participant within a two-year period after the change in control.

The Committee determines eligibility for, and level of participation in, the CIC Plan based on the roles, responsibilities and individual circumstances of each executive officer. In assessing participation, the Committee considers, among other things, the critical nature of the individual’s role to the business and the importance of retention of the individual. The determination of participation and level of participation in the CIC Plan is made independent of other compensation considerations, including total target compensation and its component parts.

On August 6, 2008, the Committee completed a periodic review of the terms of the CIC Plan, and in light of market trends and prudent corporate governance standards, amended the CIC Plan to reduce benefits as follows:

•

Implementation of a Double Trigger for all Plan Participants. As amended, in order for a CIC Plan participant to receive benefits under the CIC Plan, the following must occur: (1) there must be a Change in Control (as defined in the CIC Plan); and (2) the participant’s employment with the Company must be terminated without Cause (as defined in the CIC Plan), or the participant must terminate employment for Good Reason (as defined in the CIC Plan), in each case within two years following the Change in Control (the occurrence of the two events, a “double trigger”). Previously, certain participants in the CIC Plan were entitled to benefits under the CIC Plan if they elected to leave the Company, for any reason, during the 13th month following a Change in Control.

•

Limitation/Elimination of Certain Benefits. As amended, certain benefits were eliminated (e.g. continued coverage under life and AD&D insurance) and the duration of other benefits were limited to a maximum of one year (e.g. dental and health insurance coverage, and continued Company contributions under certain retirement plans).

•

Reduced 280G Gross-up Provision. Federal tax rules at Sections 280G and 4999 of the Internal Revenue Code impose adverse tax consequences on certain payments and benefits related to a corporate change in control. Where applicable, the rules impose a 20% excise tax (in addition to normal federal income taxes also imposed on the participant) on, and deny a corporate income tax deduction for, the excess of an individual’s change in control-related payments over the individual’s “base amount”—that is, his or her average annual taxable compensation determined, in general, using a five-year look back for averaging. However, the rules contain a “safe harbor” that permits an individual to receive just under three times the “base amount” without an excise tax or loss of deduction. Prior to the CIC Plan being amended, all participants in the CIC Plan were entitled to a “gross-up” payment when payments made to the participant in connection with a Change in Control were subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (a “280G Gross-Up Payment”). As amended, participants are entitled to a 280G Gross-Up Payment, if and only to the extent such participant’s total change in control-related payment/benefit is 110% or more of the safe harbor amount. If the change in control related payment is less than 110% of the safe harbor amount, no 280G Gross-Up Payment shall be made and the payment/benefits for the individual will be reduced to maximize the after-tax payment to the individual without triggering a 280G Gross-Up Payment.

The Committee reduced the scope of the 280G Gross-Up Payment by imposing this 110% “corridor” in order to reduce the cost to the Company and balance such costs against the marginal benefits payable to the participant. The Committee determined that a limited gross-up remained appropriate for a number of reasons, including the fact that the CIC Plan has historically provided this benefit and the most likely beneficiaries had such benefits under their current agreements, competitive considerations and perceived vagaries in the tax code. These vagaries include the likelihood that the excise tax will be increased if (i) the executive’s compensation is required to be deferred for the benefit of the Company to enable it to maximize deductions under Section 162(m) of the Internal Revenue Code, (ii) the executive participates in the IC Deferral Program or the 401(k) plan, or (iii) the executive defers exercise of stock options, all actions which the Company would ordinarily encourage and consider to be in its best interest.

In addition, various other amendments and modifications were made to the CIC Plan, including, eliminating the cash-out of certain equity awards, revising the definition of “Cause” and “Good Reason”, and addition of mandatory arbitration and Internal Revenue Code Section 409A compliance provisions.

Separately, Mr. Eppinger is entitled to certain payments in the event he is terminated by the Company without cause and in circumstances unrelated to a change in control, provided he agrees to certain non-solicitation and non-competition provisions. This provision was included in Mr. Eppinger’s 2003 offer letter to induce him to resign from his then current position with a competitor and to join the Company.

For a more in depth discussion of the Company’s CIC Plan and the various benefits available to our NEOs in the event of termination or a change in control, please see the section entitled “Potential Payments upon Termination or Change in Control” on page 54.

Equity Grant Procedures

Most of our equity awards are made annually at the February or March meeting at which the Committee makes its annual executive compensation decisions. The date of this meeting is set well in advance and is not chosen to coincide with the release of material non-public information.

Equity awards made to officers subject to the reporting obligations under Section 16 of the Securities Exchange Act of 1934, which includes each of our NEOs, must be specifically approved by the Committee, subject, with respect to the CEO, to ratification by the CID. For annual equity awards made to all other employees, the Committee approves an aggregate number and type of award available for issuance. Such awards are then distributed in such amounts and to such employees as determined by our CEO.

Occasionally, equity awards are made outside our usual annual cycle. Off-cycle awards are generally made only in connection with new hires, promotions, or as needed to retain an employee and must be approved by the Committee for any executive officer. No NEO received an off-cycle award during 2008.

The Committee does not have any programs, plans or practices of timing any awards in coordination with the release of material non-public information. The Committee reserves the right, however, to consider such information in determining the date of any award.

The exercise price of all options equals the closing price per share of our Common Stock as reported on the NYSE on the date of grant.

Stock Ownership Guidelines

The Company has adopted stock ownership guidelines for NEOs as shown in the following table:

NEO	Value of Stock Ownership as Multiple of Base Salary	Timeframe to Meet Guidelines	Actual Ownership Level as a Multiple of Base Salary*
Frederick H. Eppinger	1 times	1 1/2 years	11.5
	4-6 times	3 years
Marita Zuraitis	1 times	1 1/2 years	7.1
	2-4 times	3 years
Eugene M. Bullis	1 times	1 1/2 years	3.0
	2-4 times	3 years
J. Kendall Huber	1 times	1 1/2 years	5.0
	2-4 times	3 years
Gregory D. Tranter	1 times	1 1/2 years	5.1
	2-4 times	3 years

*	Based upon 2009 base salaries and equity ownership as determined below and market price per share ($30.50) on March 6, 2009.

Each NEO has one and one half years from becoming subject to the stock ownership guidelines to reach a stock ownership level equal to his or her base salary. He or she has three years from becoming subject to the guidelines to reach the total required ownership level. The guidelines credit officers for shares held outright, shares allocated to their accounts in THG’s 401(k) plan, unvested restricted stock, restricted stock units, performance-based restricted stock units (at target) and any shares that have been earned but the payment of which has been deferred. Unexercised stock options, whether or not vested, are not counted when determining ownership under the guidelines. For these purposes, shares are valued based upon the then current market value, or if higher, the value on the date of acquisition.

The Company strongly discourages its employees from entering into hedging transactions involving Company stock.

Tax Implications

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for taxable compensation over $1 million paid to certain executives. Performance-based compensation is not subject to the deduction limit if certain requirements are met. The Company takes Section 162(m) of the Internal Revenue Code into account in making its executive compensation decisions, but reserves the right to pay amounts that are not deductible.

Compensation Committee Report

Review of Compensation Discussion and Analysis with Management

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.

Recommendation that the Compensation Discussion and Analysis be Included in the 2009 Proxy Statement

Based on the reviews and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s 2009 Proxy Statement for filing with the SEC.

In accordance with the rules of the SEC, this report is not to be deemed “soliciting material,” or deemed to be “filed” with the SEC or subject to the SEC’s Regulation 14A, other than as provided in Item 407 of Regulation S-K, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference in documents otherwise filed.

March 12, 2009

Members of the Compensation Committee:

Robert J. Murray, Chair

P. Kevin Condron

Neal F. Finnegan

The Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that THG specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Summary Compensation Table

The following table sets forth the 2006, 2007 and 2008 compensation awarded to, earned by, or paid to THG’s NEOs.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)		Change in Pension Value and Nonquali- fied Deferred Compensation Earnings ($)		All Other Compen- sation ($) (3)	Total ($)
Frederick H. Eppinger	2008	888,461	—		1,192,414	1,032,269	810,000	(4)	238		97,777	4,021,159
President and Chief Executive Officer	2007	850,000	—		1,772,566	1,433,020	958,000	(4)	—	(5)	102,646	5,116,232
	2006	838,462	—		1,789,083	1,785,467	1,948,000	(4)	—	(5)	124,774	6,485,786

Marita Zuraitis	2008	550,000	—		561,768	261,576	371,000		—		96,240	1,840,584
President, P&C Companies	2007	545,385	—		994,596	476,385	465,000		—		139,817	2,621,183
	2006	523,077	—		897,229	421,112	911,000		—		89,004	2,841,422

Eugene M. Bullis	2008	480,000	—		446,692	—	300,000		—		68,336	1,295,028
Executive Vice President and Chief Financial Officer*	2007	68,308	150,000	(6)	70,406	—	—		—		17,899	306,613
	2006	—	—		—	—	—		—		—	—

J. Kendall Huber	2008	395,000	—		213,875	97,343	222,000		2,402		64,866	995,486
Senior Vice President and General Counsel	2007	395,000	—		381,010	173,817	278,000		705		95,112	1,323,644
	2006	390,385	—		368,433	171,178	565,000		530		59,053	1,554,579

Gregory D. Tranter	2008	369,231	—		253,198	114,872	168,750	(7)	1,842		40,843	948,736
Senior Vice President and Chief Information Officer	2007	346,539	—		430,115	195,039	197,000	(7)	—	(8)	59,542	1,228,235
	2006	330,385	—		376,114	170,694	383,000	(7)	—	(8)	34,538	1,294,731

*	Mr. Bullis joined the Company on November 8, 2007 and assumed the role of Chief Financial Officer on November 12, 2007.
(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the applicable fiscal years, calculated in accordance with FAS 123(R), and thus include amounts from awards granted in and prior to the applicable fiscal year. Assumptions used in the calculation of these amounts are set forth in Note 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2008 included in the Company’s Annual Report. Notwithstanding the foregoing, the expense calculation set forth in this column disregards forfeiture assumptions, if any. Compensation expense reported in the Annual Report includes forfeiture assumptions ranging from 0%-10%. The amounts set forth may be more or less than the value ultimately realized by the NEO based upon, among other things, the value of the Company’s Common Stock at the time of vesting and/or exercise of the stock awards, whether the Company achieves the performance goals associated with certain stock awards and whether such awards actually vest.
(2)	For more detailed information, please see the section entitled “Short-Term Incentive Compensation” in the CD&A on page 28.

(3)	For 2008, the amounts shown in this column consist of the following:

Insurance Premiums and Company Contributions to 401(k) and Non-Qualified Retirement Savings Plan

Name	All Other Compensation (Excluding Perquisites)
	Company Contributions to 401(k) ($)	Company Contributions to Non-Qualified Retirement Savings Plan ($)	Imputed Income Associated with Term Life and LTD Insurance Premiums Paid by the Company ($)
Frederick H. Eppinger	16,100	53,900	1,827
Marita Zuraitis	16,100	53,900	1,224
Eugene M. Bullis	16,100	17,500	3,728
J. Kendall Huber	16,100	31,010	1,276
Gregory D. Tranter	16,100	23,536	1,207

Perquisites

Name	Perquisites
	Financial Planning Services ($)	Matching Contributions to Qualified Charities ($)	Spousal Travel ($)*	Relocation Expenses ($) †	Tax Reimbursement ($)
Frederick H. Eppinger	12,480	5,000	4,934	—	3,536	*
Marita Zuraitis	12,480	5,000	4,390	—	3,146	*
Eugene M. Bullis	11,955	5,000	—	9,591	4,462	†
J. Kendall Huber	12,480	4,000	—	—	—

*	Spousal travel and associated tax reimbursements relate to certain agent conferences where spousal attendance was expected.
†	Temporary living expenses and associated tax reimbursement.

(4)	For 2008, amount includes $100,000 deferred at the election of Mr. Eppinger pursuant to the Company’s IC Deferral Program. For both 2006 and 2007, amounts include $170,000 deferred at the election of Mr. Eppinger pursuant to the Company’s IC Deferral Program. On March 9, 2007, 4,263 restricted stock units were granted to Mr. Eppinger in lieu of amounts deferred for 2006; on March 7, 2008, 4,539 restricted stock units were granted to Mr. Eppinger in lieu of amounts deferred for 2007; and on March 6, 2009, 3,771 restricted stock units were granted to Mr. Eppinger in lieu of amounts deferred for 2008. Please see the section entitled “Incentive Compensation Deferral and Conversion Program” in the CD&A on page 36 for more information.
(5)	Mr. Eppinger’s Present Value of Accumulated Benefits in the Cash Balance Plan and the Excess Benefit Plan decreased by $244 from December 31, 2006 to December 31, 2007, primarily due to an increase in the discount rate, partially offset by a decrease in the discount period. Mr. Eppinger’s Present Value of Accumulated Benefits in the Cash Balance Plan and the Excess Benefit Plan decreased by $144 from December 31, 2005 to December 31, 2006, primarily due to an increase in the discount rate.
(6)	Sign-on bonus in lieu of pro-rated 2007 Short-Term and Long-Term Incentive Program awards.

(7)	For each year indicated, amounts include $25,000 deferred at the election of Mr. Tranter pursuant to the Company’s IC Deferral Program. On March 9, 2007, 627 restricted stock units were granted to Mr. Tranter in lieu of amounts deferred for 2006; on March 7, 2008, 669 restricted stock units were granted to Mr. Tranter in lieu of amounts deferred for 2007; and on March 6, 2009, 943 restricted stock units were granted to Mr. Tranter in lieu of amounts deferred for 2008. Please see the section entitled “Incentive Compensation Deferral and Conversion Program” in the CD&A on page 36 for more information.
(8)	Mr. Tranter’s Present Value of Accumulated Benefits in the Cash Balance Plan and the Excess Benefit Plan decreased by $389 from December 31, 2006 to December 31, 2007, primarily due to an increase in the discount rate, partially offset by a decrease in the discount period. Mr. Tranter’s Present Value of Accumulated Benefits in the Cash Balance Plan and the Excess Benefit Plan decreased by $258 from December 31, 2005 to December 31, 2006, primarily due to an increase in the discount rate.

Grants of Plan-Based Awards in Last Fiscal Year

The following table contains information concerning plan-based awards granted to the NEOs in 2008. Non-equity awards were granted pursuant to the 2008 IC Program and stock awards and options were granted pursuant to the 2006 Plan.

GRANTS OF PLAN-BASED AWARDS TABLE

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)*
			Threshold ($) (6)	Target ($)	Maximum ($)	Threshold (#) (6)	Target (#)	Maximum (#)
Frederick H. Eppinger	2/25/08	(1)	432,000	1,080,000	2,160,000
	2/25/08	(2)				4,000	20,000	30,000				904,200
	2/25/08	(3)							20,000			904,200
	2/25/08	(4)								50,000	45.21	516,235
	3/7/08	(5)							4,539			195,106

Marita Zuraitis	2/25/08	(1)	198,000	495,000	990,000
	2/25/08	(2)				2,246	11,230	16,845				507,708
	2/25/08	(3)							11,230			507,708

Eugene M. Bullis	2/25/08	(1)	172,800	432,000	864,000

J. Kendall Huber	2/25/08	(1)	118,500	296,250	592,500
	2/25/08	(2)				852	4,260	6,390				192,595
	2/25/08	(3)							4,260			192,595

Gregory D. Tranter	2/25/08	(1)	90,000	225,000	450,000
	2/25/08	(2)				996	4,980	7,470				225,146
	2/25/08	(3)							4,980			225,146
	3/7/08	(5)							669			28,757

*	The amounts in this column reflect the grant date fair value of the award calculated in accordance with FAS 123(R). The amounts set forth may be more or less than the value ultimately realized by the NEO based upon, among other things, the value of the Company’s Common Stock at the time of vesting of the stock awards, whether the Company achieves certain performance goals and whether such awards actually vest.
(1)	Award under the 2008 IC Program (see section entitled “Short-Term Incentive Compensation” in the CD&A on page 28 for more information). On March 6, 2009, these awards were paid to the NEOs in the following amounts: Mr. Eppinger, $810,000; Ms. Zuraitis, $371,000; Mr. Bullis, $300,000; Mr. Huber, $222,000; and Mr. Tranter, $168,750. Pursuant to the IC Deferral Program (see footnote 5 below), Mr. Eppinger deferred $100,000 of such award and Mr. Tranter deferred $25,000 of such award.
(2)	Grant of Corporate Goal-Based PBRSUs (see section entitled “Long-Term Incentive Compensation” in the CD&A on page 31 for more information). The PBRSUs vest three years after the grant date (provided the employee remains continuously employed by the Company through such date) and if the Company achieves a specified three-year average return on equity and premium growth for the years 2008-2010.
(3)	Grant of Time-Based RSUs (see section entitled “Long-Term Incentive Compensation” in the CD&A on page 31 for more information). The RSUs vest three years after the grant date (provided the employee remains continuously employed by the Company through such date).

(4)	The securities underlying the options granted are shares of Common Stock. The options granted become exercisable in 25% increments on the first and second anniversaries of the date of grant, with the remaining 50% becoming exercisable on the third anniversary of the date of grant. The exercise price of such options equals the closing price per share on the NYSE of THG’s Common Stock as of the date of grant. See section entitled “Long-Term Incentive Compensation” in the CD&A on page 31 for more information.
(5)	Grant of restricted stock units pursuant to the IC Deferral Program (see section entitled “Incentive Compensation Deferral and Conversion Program” in the CD&A on page 36 for more information). The amounts reflected in the table represent restricted stock units issued in 2008 in lieu of cash compensation earned in 2007. A similar program permitted such deferral and conversion of a portion of the 2008 IC Program awards, which were paid in March 2009. Each of Messrs. Eppinger and Tranter participated in that program and on March 6, 2009, Mr. Eppinger was issued 3,771 restricted stock units in lieu of $100,000 of his 2008 IC Program award and Mr. Tranter was issued 943 restricted stock units in lieu of $25,000 of his 2008 IC Program award.
(6)	Threshold amounts indicate maximum payouts in the event certain minimum levels of performance are achieved. If the level of actual performance falls below the minimum payout threshold, no amounts will be paid to the NEO.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information for the NEOs regarding outstanding equity awards held as of December 31, 2008. All awards granted prior to May 16, 2006 were issued pursuant to the Company’s Amended Long-Term Stock Incentive Plan (the “1996 Plan”) and all awards granted after May 16, 2006 were issued pursuant to the 2006 Plan.

Outstanding Equity Awards at Fiscal Year-End Table

Name	Option Awards						Stock Awards
	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date (1)	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Frederick H. Eppinger	8/28/03	(3)	299,700		23.58	8/28/13	2/14/06	9,203	(4)	395,453
	2/27/04		150,000		36.88	2/27/14	3/3/06	3,736	(5)	160,536
	3/15/05		140,000		35.86	3/15/15	2/23/07				25,000	(6)	1,074,250
	2/14/06		50,000	50,000	46.28	2/14/16	3/9/07	4,263	(5)	183,181
	2/23/07		25,000	75,000	48.46	2/23/17	2/25/08				20,000	(7)	859,400
	2/25/08			50,000	45.21	2/25/18	2/25/08	20,000	(8)	859,400
							3/7/08	4,539	(5)	195,041

Marita Zuraitis	4/19/04	(3)	100,000		35.98	4/19/14	2/14/06	7,362	(4)	316,345
	2/7/05		49,000		36.50	2/7/15	2/23/07				5,130	(6)	220,436
	2/23/07		13,562	40,688	48.46	2/23/17	2/25/08				11,230	(7)	482,553
							2/25/08	11,230	(8)	482,553

See page 48 for footnotes.

Outstanding Equity Awards at Fiscal Year-End Table

(continued)

Name	Option Awards							Stock Awards
	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date (1)		Grant Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Eugene M. Bullis								11/8/07	(3)				22,925	(9)	985,807

J. Kendall Huber	3/20/00	(3)	20,000		46.75	3/20/10	(10)	2/14/06		2,945	(4)	126,547
	1/2/02		33,000		44.05	1/2/12		3/3/06		1,112	(5)	47,783
	2/27/04		40,000		36.88	2/27/14		2/23/07					1,900	(6)	81,643
	2/7/05		21,000		36.50	2/7/15		2/25/08					4,260	(7)	183,052
	2/23/07		5,012	15,038	48.46	2/23/17		2/25/08		4,260	(8)	183,052

Gregory D. Tranter	2/21/99		10,000		52.0625	2/21/09	(10)	2/14/06		3,497	(4)	150,266
	2/20/00		12,000		44.56	2/20/10	(10)	2/23/07					2,260	(6)	97,112
	1/2/02		33,000		44.05	1/2/12		3/9/07		627	(5)	26,942
	2/27/04		40,000		36.88	2/27/14		2/25/08					4,980	(7)	213,991
	2/7/05		21,000		36.50	2/7/15		2/25/08		4,980	(8)	213,991
	2/23/07		5,962	17,888	48.46	2/23/17		3/7/08		669	(5)	28,747

(1)	Unless otherwise indicated, all options vest 25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date, and the remaining 50% vest on the third anniversary of the grant date.
(2)	Based on the value of $42.97 per share, the closing price per share of THG’s Common stock on December 31, 2008.
(3)	Represents off-cycle grant made upon the date of hire of the NEO.
(4)	Corporate Goal-Based PBRSUs granted in 2006. Provided that the Company achieved a specified two-year average return on equity for 2006-2007, and the employee remains continuously employed by the Company through such dates, 50% of such PBRSUs vested on the second anniversary of the grant date and the remaining 50% vested on the third anniversary of the grant date. The actual PBRSU award may be as low as 0%, and as high as 175% of the targeted award, based on the average return on equity achieved for the performance period. On February 7, 2008, the Committee determined (and, with respect to the CEO, such determination was ratified by the CID) that the two-year average return on equity for 2006-2007 had been achieved at a level that entitled the holders of the 2006 PBRSUs to 147.25% of their target award (as shown in the table above). Accordingly, on February 14, 2008, 50% of such PBRSUs vested and were automatically converted into shares of THG Common Stock, and the remaining 50% vested on February 14, 2009. Substantially all of the shares issuable to Mr. Eppinger in 2009 were required to be deferred in order to facilitate deductibility of the value of such awards under Section 162(m) of the Internal Revenue Code.

(5)	Restricted stock units (“RSUs”) granted pursuant to the IC Deferral Program in lieu of portions of such NEO’s annual incentive compensation award (see section entitled “Incentive Compensation Deferral and Conversion Program” in the CD&A on page 36 for more information). Assuming the employee remains continuously employed by the Company through such date, such awards vest on the third anniversary of the grant date and automatically convert into an equal number of shares of THG Common Stock.
(6)	Corporate Goal-Based PBRSUs granted in 2007. Provided the Company achieves a specified three-year average return on equity and premium growth for the years 2007-2009 and the employee remains continuously employed by the Company, the PBRSUs vest three years from the grant date. The actual PBRSU award may be as low as 0% or as high as 150% of the targeted award shown in the table, based upon the return on equity and premium growth actually achieved. For 2007 and 2008, the first two years of the performance period, ROE was 14.27% and 9.78% respectively, and Net Written Premium Growth Rate was 4.7% and 4.3%, respectively.
(7)	Corporate Goal-Based PBRSUs granted in 2008 (see section entitled “Long-Term Incentive Compensation” in the CD&A on page 31 for more information). Provided the Company achieves a specified three-year average return on equity and premium growth for the years 2008-2010 and the employee remains continuously employed by the Company, the PBRSUs vest three years from the grant date. The actual PBRSU award may be as low as 0% or as high as 150% of the targeted award shown in the table, based upon the return on equity and premium growth actually achieved. For 2008, the first year of the performance period, ROE was 9.78% and Net Written Premium Growth Rate was 4.3%.
(8)	Time-Based RSUs granted in 2008 (see section entitled “Long-Term Incentive Compensation” in the CD&A on page 31 for more information). The RSUs vest three years after the grant date (provided the employee remains continuously employed by the Company through such date).
(9)	Individual Goal-Based PBRSUs. Provided Mr. Bullis remains continuously employed by THG through such date and to the extent he achieves, to the Committee’s satisfaction, the overall performance goals approved by the Committee, the restricted stock units shall vest and convert into an equivalent number of shares of Common Stock on December 31, 2009.
(10)	Options vested 20% annually during each of the first five years following the date of grant.

Option Exercise and Stock Vested Table

The following table sets forth information for the NEOs regarding the value realized during 2008 by such executives pursuant to (i) option exercises, and /or (ii) shares acquired upon vesting of stock awards.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($) (2)
Frederick H. Eppinger	300	7,326	56,682	(3)	2,375,282	(3)
Marita Zuraitis	—	—	31,496	(3)	1,390,749	(3)
Eugene M. Bullis	—	—	—		—
J. Kendall Huber	—	—	13,844		612,484
Gregory D. Tranter	—	—	14,384		634,747

(1)	Difference between the fair market value of THG’s Common Stock on the date of exercise and the exercise price of the option multiplied by the number of shares acquired.
(2)	Number of shares acquired upon vesting multiplied by the fair market value of THG’s Common Stock on the vesting date.
(3)	Portion of which was required to be deferred by the NEO in order to facilitate deductibility of the value of such awards under Section 162(m) of the Internal Revenue Code.

Pension and Retirement Benefits

Cash Balance Plan

The Company maintains a funded, tax-qualified, noncontributory defined benefit pension plan (the “Cash Balance Plan”). Each year while the Cash Balance Plan was in effect, the Company allocated an amount equal to a percentage of each participant’s eligible compensation (generally, salary and short-term incentive compensation, up to the federal limits) to a separate memorandum account established for each participant. However, effective December 31, 2004, benefits under the Cash Balance Plan were frozen and future annual allocations to participant memorandum accounts were discontinued. Although future annual allocations have been discontinued, interest based on the GATT rate will continue to be credited to participant memorandum accounts.

The Company also maintains an excess benefit plan, which provided eligible individuals with the difference between the benefits calculated under the Cash Balance Plan, without regard to federal limitations and the maximum amount that may be paid from the Cash Balance Plan under federal tax laws (the “Excess Benefit Plan”). Benefits under this unfunded, non-qualified plan were also frozen effective December 31, 2004. Although future annual allocations were discontinued, interest based on the GATT rate will continue to be credited to participant memorandum accounts.

Messrs. Eppinger, Huber and Tranter are fully vested in the Cash Balance Plan and Excess Benefit Plan and may elect to receive benefits under the plans at any time following termination of employment as either a one-time lump sum or as an annuity. Various annuity forms of payment are available and are calculated using a reasonable actuarial basis. Because they joined the Company after the plans were frozen, Ms. Zuraitis and Mr. Bullis will receive no benefits under the Cash Balance Plan or Excess Benefit Plan.

Pension Benefits Table

Name	Plan Name	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
Frederick H. Eppinger	Cash Balance Plan	10,654	—
	Excess Benefit Plan	3,738	—

Marita Zuraitis	—	—	—

Eugene M. Bullis	—	—	—

J. Kendall Huber	Cash Balance Plan	39,812	—
	Excess Benefit Plan	66,813	—

Gregory D. Tranter	Cash Balance Plan	50,925	—
	Excess Benefit Plan	51,503	—

(1)	The “Present Value of Accumulated Benefit” included in the Pension Benefits Table above are based upon a measurement date of December 31, 2008. Accordingly, all calculations utilize memorandum accounts as of the same date. The results shown are estimates only and actual benefits will be based upon data, form of benefit elected and age at the time of retirement. The primary assumptions used in the calculations are based on the FAS 87 assumptions as of the measurement date. Specifically, the Present Value of Accumulated Benefit calculations utilize an interest crediting rate of 5.00% to project the memorandum accounts from the measurement date to commencement date, a rate of 6.625% to discount expected future qualified and non-qualified plan benefit payments from the payment date to the measurement date, and a post-commencement life expectancy assumption based upon the RP-2000 Combined Healthy Participant Mortality Table projected 9 years with Scale AA. Other assumptions used in the calculations are based on our understanding of the disclosure regulations. In particular, participants are assumed to commence benefits at age 65, which is the normal retirement age defined in all plans. Also, no turnover (e.g. death, disability, termination, retirement) is assumed prior to age 65. Further, all participants are assumed to elect lump sum at commencement.

401(k) Plan

The Company maintains The Hanover Insurance Group Retirement Savings Plan, which is a 401(k) retirement savings plan (the “401(k) Plan”). The 401(k) Plan provided a 100% match on the first 5% of eligible compensation deferred to the 401(k) Plan, and a Company contribution of 2% of eligible compensation, regardless of whether or not a participant defers compensation to the 401(k) Plan, provided that the participant is employed by the Company on the last day of that year. Eligible compensation generally consists of salary and cash bonus, up to the federal limits for qualified 401(k) plans, which was $230,000 for 2008 and will be $245,000 for 2009 (excluding so-called “catch-up contributions,” which are not eligible to be matched).

Non-Qualified Retirement Savings Plan

In connection with the 401(k) Plan, the Company also maintains the Non-Qualified Retirement Savings Plan. This Plan provided eligible employees of the Company, including each of the NEOs, a (i) 5% additional employer contribution on total eligible compensation in excess of federal limits (contingent upon satisfaction of maximum contributions to the 401(k) Plan), and (ii) 2% employer contribution on total eligible compensation in excess of the federal limits. Amounts deferred are credited with interest based on the GATT rate. This plan is unfunded and non-qualified. A participant’s benefits are payable upon the earliest to occur of death or termination from the Company. The table below sets forth certain information regarding NEO participation in the Non-Qualified Retirement Savings Plan during 2008:

Name	Executive Contributions in 2008 ($)	Registrant Contributions in 2008 (1)($)	Aggregate Earnings in 2008 ($)(2)	Aggregate Withdrawals/ Distributions in 2008 ($)	Aggregate Balance at December 31, 2008 (3)($)
Frederick H. Eppinger	—	53,900	21,441	—	541,487
Marita Zuraitis	—	53,900	10,844	—	310,653
Eugene M. Bullis	—	17,500	—	—	17,500
J. Kendall Huber	—	31,010	11,667	—	300,115
Gregory D. Tranter	—	23,536	4,292	—	125,354

(1)	Represents contributions made by the Company in 2009 with respect to eligible 2008 compensation. Such amounts are included in the All Other Compensation Column of the Summary Compensation Table. On March 3, 2008, contributions with respect to eligible 2007 compensation were made to the NEOs in the following amounts: $62,000 for Mr. Eppinger; $98,511 for Ms. Zuraitis; $58,800 for Mr. Huber; and $40,363 for Mr. Tranter.
(2)	Represents interest accrued on the aggregate amount in the Non-Qualified Retirement Savings Plan attributable to the NEO. Amounts set forth in this column are not included in the Summary Compensation Table.
(3)	Includes Company contributions made in 2009 as if such contributions were made on December 31, 2008. Balances attributable to Registrant contributions have been reported as compensation for the NEO in the Summary Compensation Table for the applicable years.

IC Deferral Program

The Company has established a Short-Term Incentive Compensation Deferral and Conversion Program (the “IC Deferral Program”) that permits certain officers of the Company to defer and convert a portion of their IC Program award (not to exceed the greater of $50,000 or 20% of base salary) into a number of restricted stock units determined based on the fair market value of the underlying shares at the time such compensation would otherwise have been paid. An additional grant of restricted stock units is made on the conversion date having a fair market value equal to 15% of the deferred and converted incentive compensation award amount (the “Additional Shares”). Such restricted stock units convert into shares of Common Stock upon vesting, which is three years after the date of grant. In the event the officer is not continuously employed by the Company through the vesting date, then all such restricted stock units are forfeited, although the Company will pay the officer for the amount of incentive compensation initially deferred and converted, plus interest, compounded annually, at the GATT rate. These restricted stock units do not have voting rights, but do carry deferred dividend equivalency rights to the extent dividends are declared on the underlying shares of Common Stock. See “Potential Payments Upon Termination or Change In Control” below for vesting provisions in the event of a change in control of the Company. The table below sets forth certain information regarding NEO participation in the IC Deferral Program during 2008:

Name	Executive Contributions in 2008 (1)($)	Registrant Contributions in 2008 (1)($)	Aggregate Earnings in 2008 ($)	Aggregate Withdrawals/ Distributions in 2008 ($)(3)	Aggregate Balance at December 31, 2008 ($)(4)
Frederick H. Eppinger	170,000	25,500	(2)	230,021	548,996
Marita Zuraitis	—	—	(2)	70,836	—
Eugene M. Bullis	—	—	—	—	—
J. Kendall Huber	—	—	(2)	69,265	49,116
Gregory D. Tranter	25,000	3,750	(2)	34,009	56,537

(1)	Executive and Registrant contributions made on March 7, 2008 with respect to the deferral of portions of their 2007 IC Program awards. Such amounts were immediately converted into a number of restricted stock units based upon the fair market value of THG’s Common Stock as of the date the deferred amounts were otherwise payable to the NEO. The Registrant Contributions relate to the Additional Shares. The portion of the compensation expense recognized by the Company in 2008 pursuant to FAS 123(R) is included in the Stock Awards column of the Summary Compensation Table.
(2)	Executive and Registrant contributions are immediately converted into restricted stock units. The value of such units, therefore, varies depending on the value of THG’s Common Stock. The closing price per share of THG’s Common Stock on January 2, 2008 (the first trading day of 2008) as reported on the NYSE was $45.03. The closing price per share of THG’s Common Stock on December 31, 2008 as reported on the NYSE was $42.97. Additionally, the restricted stock units accrue, to the extent declared on the underlying shares of THG Common Stock, deferred dividend equivalents (plus interest thereon at the GATT rate). In 2008, the Company paid a cash dividend of $0.45 per share. Aggregate earnings in 2008 are not reported in the Summary Compensation Table.
(3)	On February 25, 2008, the restricted stock units issued pursuant to this program in 2005 vested and converted into THG Common Stock. The value in the table reflects the number of shares issued times the closing price per share ($45.21) on the vesting date, plus the amount of accrued dividend equivalents (plus accrued interest).

(4)	Equals the number of outstanding restricted stock units issued to the NEO pursuant to the IC Deferral Program times $42.97, the closing price per share of THG’s Common stock on December 31, 2008, plus the amount of accrued deferred dividend equivalents (plus accrued interest) as of December 31, 2008. For information regarding the individual grants of restricted stock units which are included in the calculation of the amounts set forth in this column, see the Outstanding Equity Awards at Fiscal Year-End Table beginning on page 47. Balances attributable to Executive contributions have been reported as compensation for the NEO in the Summary Compensation Table for the applicable years. Balances attributable to Registrant contributions have been reported as compensation for the NEO in the Summary Compensation Table for the applicable years to the extent the FAS 123(R) expense of such award was disclosed.

Potential Payments upon Termination or Change in Control

Overview

The information provided in the tables below reflects the amount of incremental compensation required to be paid to each NEO in the event of a change in control of THG, or a termination of the NEO. For purposes of the quantitative disclosure, we have assumed that all triggering event(s) took place on December 31, 2008, and that the price per share of our Common Stock on such date was $42.97 (the closing price per share of our Common Stock on the NYSE on such date). Due to the number of factors that affect the nature and amount of benefits provided upon the occurrence of such events, actual amounts paid or distributed may be different from the amounts disclosed below. Factors that could affect the actual amounts paid include:

•	the timing during the year of such event;
•	the number of outstanding but unvested stock awards then held by the NEO;
•	the Company’s performance against certain financial and/or business objectives established for determining the level of payment and/or vesting of outstanding, but unvested, stock awards; and
•	the Company’s stock price as of the date of such event.

Specifically excluded from the information and tables below are (i) payments for any amounts already earned by the NEO which are not contingent upon the occurrence of the triggering event(s) (i.e., vested stock awards (see Outstanding Equity Awards at Fiscal Year-End on page 47 for more information), vested balances in the Company’s 401(k) Plan, Non-Qualified Retirement Savings Plan, and Pension Plans (for more information see section entitled Pension and Retirement Benefits beginning on page 50), prior contributions to, and interest accrued on account balances in, deferred compensation plans, accrued but unused vacation, salary earned through the date of termination, etc.), and (ii) payments pursuant to Company benefit plans that are generally available to all salaried employees of THG and do not discriminate in scope or terms of operation in favor of our NEOs (e.g., term life insurance).

Under the Company’s Stock Plans (defined below), and certain agreements issued pursuant to such plans, employees who terminate employment while “retirement-eligible” may receive certain acceleration and/or pro-rated vesting of unvested stock awards. Since, as of December 31, 2008, none of our NEOs are “retirement-eligible,” the tables below do not address this benefit.

As discussed in further detail below, benefits to our NEOs under the CIC Plan are triggered only in the event of a Change in Control (defined below) and the subsequent occurrence of a termination or constructive termination. The tables below assume both a Change in Control and the occurrence of a termination event effective as of December 31, 2008.

Termination Other Than as a Result of a Change in Control

Except as otherwise described below, the Company has no obligations to provide severance benefits (except as may otherwise be required by law) to any NEO in the event such NEO is terminated other than in connection with a change in control.

Eppinger Offer Letter

Pursuant to Mr. Eppinger’s offer letter, dated August 14, 2003, as amended, in the event he is involuntarily terminated (other than for cause or in the event of a change in control), Mr. Eppinger will receive a lump sum payment equal to his base salary and target IC Program award. As a condition to Mr. Eppinger’s employment and eligibility to receive the severance payments under his offer letter, Mr. Eppinger agreed to certain (i) non-disclosure obligations which survive his employment with THG indefinitely, (ii) non-hire/non-solicitation obligations that remain in effect for a period of two years following his termination, and (iii) non-competition provisions that remain in effect for a period of up to one year following his termination. In addition, to receive the severance benefits, Mr. Eppinger must execute a general release in favor of THG. In the event of a termination without cause (as defined in the offer letter), Mr. Eppinger can elect not to receive his severance payments, in which case he would not be subject to the non-competition provision.

Stock Plans

Pursuant to the 1996 Plan and 2006 Plan (collectively, the “Stock Plans”) and certain stock award agreements issued thereunder, holders of stock awards, including the NEOs, may be entitled to accelerated or pro-rated vesting of their awards in the event the holder dies or is disabled prior to the vesting date. Disability, for these purposes, is as defined in the Company’s then current long-term disability plan. The value of such accelerated or pro-rated vesting as it applies to the NEOs is set forth in detail in the tables below.

Change in Control

THG’s CIC Plan outlines the potential benefits certain key executives could receive upon a change in control of the Company. In the event of a Change in Control (defined below) of the Company and subsequent involuntary or constructive termination of a participant within a two-year period after the Change in Control, the CIC Plan authorizes the payment of specified benefits to eligible participants. These include a lump-sum cash payment equal to a multiplier (the “Multiplier”) (defined below) times the sum of a participant’s applicable base salary and target IC Program award. Additionally, a participant is entitled to a cash payment of an amount equal to the amount that otherwise would have been credited under the Company’s 401(k) Plan and Non-Qualified Retirement Savings Plan for the year in which the employee was terminated. The CIC Plan also provides for continued coverage for up to one year under the Company’s health plans, payment of an amount equal to the participant’s target IC Program award pro-rated for service performed in the year of termination, and outplacement services. Subject to certain limitations, participants may also be entitled to a gross-up payment if their change in control payments/benefits become subject to the excise tax imposed by section 4999 of the Internal Revenue Code, subject to a 110% corridor. See section entitled “Amended and Restated Employment Continuity Plan” in the CD&A on page 37 for additional information.

The following chart provides participation Tiers and Multipliers for all NEOs.

Participant	Tier	Multiplier
Frederick H. Eppinger	Executive	3X
Marita Zuraitis	Executive	3X
Eugene M. Bullis	Executive	1X
J. Kendall Huber	Executive	3X
Gregory D. Tranter	Executive	2X

A participant’s “Tier” designation sets forth the circumstances pursuant to which such participant may be deemed to have been constructively terminated pursuant to the CIC Plan.

For purposes of the CIC Plan, a Change in Control is defined as follows: (i) subject to certain exceptions, a change in the composition of the Board of Directors such that the Incumbent Directors (as defined in the CIC Plan) at the beginning of any consecutive twenty-four month period cease to constitute a majority of the Board; (ii) subject to certain exceptions, any person or group is or becomes the beneficial owner of 35% or more of the Company’s outstanding voting securities; (iii) the consummation of a merger, consolidation, share exchange or similar form of corporate transaction involving the Company or any affiliate that requires shareholder approval, unless the shareholders immediately prior to the transaction own more than 50% of the total voting stock of the successor corporation and a majority of the board of directors of the successor corporation were Incumbent Directors immediately prior to the transaction; (iv) the approval by shareholders of a sale of all or substantially all of the Company’s assets and such sale is consummated; or (v) the approval by shareholders of a plan of liquidation or dissolution of the Company. The definition of “change in control” in the 2006 Plan is substantially consistent with the definition in the CIC Plan, except that pursuant to the 2006 Plan a “change in control” is triggered by the consummation of a merger, consolidation, share exchange or similar form of corporate transaction involving the Company or any affiliate that requires shareholder approval, unless the shareholders immediately prior to the transaction own more than 50% of the total voting stock of the successor corporation or a majority of the board of directors of the successor corporation were Incumbent Directors immediately prior to the transaction.

Prior to receiving any benefits under the CIC Plan, the participant must execute certain waivers and releases in favor of the Company. In addition, in order to be eligible to participate in the CIC Plan, participants must execute a non-solicitation agreement, regardless of whether or not they ever receive benefits thereunder. The non-solicitation agreements provide that, during employment and for a period of two years after termination (one year for participants having a Multiplier less than 2X), the executive officer will not (i) hire, recruit, solicit or induce, attempt to induce, or assist or encourage a third party to hire, recruit, solicit or induce or attempt to induce any employee(s), agent(s) or broker(s) of the Company to terminate their employment with, or otherwise cease their relationship with the Company, or (ii) divert or take away, attempt to divert or to take away, or assist or encourage a third party to divert or take away, the business or patronage of any of the policyholders, agents, clients, customers or accounts of the Company which were contacted, solicited or served while the participant was employed by the Company. Finally, this agreement also contains a non-disparagement and cooperation provision and provides that all proprietary information relating to the Company’s business and all software, works of authorship and other developments created during employment by the Company are the sole property of the Company.

Potential Payments Upon Termination or Change in Control Tables

Benefit	Frederick H. Eppinger
	Death	Disability	For Cause	Voluntary	Without Cause	Change in Control
Cash Severance (1)	$—	$—	$—	$—	$1,900,000	$5,940,000
Cash Incentives (2)	$—	$—	$—	$—	$—	$1,080,000
Equity
Unvested Restricted Stock Units (3)	$1,530,462	$2,461,408	$—	$—	$—	$1,589,417
Unvested Restricted Stock Units Issued Pursuant to the IC Deferral Program (4)	$—	$—	$—	$—	$—	$7,448
Other Benefits
Health & Welfare (5)	$—	$—	$—	$—	$—	$22,160
Outplacement (6)	$—	$—	$—	$—	$—	$55,000
Cash Severance Related to Company’s 401(k) and NQ Retirement Savings Plan (7)	$—	$—	$—	$—	$—	$70,000
Excise Tax Gross-Ups (8)	$—	$—	$—	$—	$—	$3,006,123

TOTAL	$1,530,462	$2,461,408	$—	$—	$1,900,000	$11,770,148

Benefit	Marita Zuraitis
	Death	Disability	For Cause	Voluntary	Without Cause	Change in Control
Cash Severance (1)	$—	$—	$—	$—	$—	$3,135,000
Cash Incentives (2)	$—	$—	$—	$—	$—	$495,000
Equity
Unvested Restricted Stock Units (3)	$713,259	$1,108,411	$—	$—	$—	$750,127
Other Benefits
Health & Welfare (5)	$—	$—	$—	$—	$—	$22,160
Outplacement (6)	$—	$—	$—	$—	$—	$55,000
Cash Severance Related to Company’s 401(k) and NQ Retirement Savings Plan (7)	$—	$—	$—	$—	$—	$70,000
Reduction in Benefit to Avoid Excise Tax (8)	$—	$—	$—	$—	$—	$(289,420)

TOTAL	$713,259	$1,108,411	$—	$—	$—	$4,237,867

See page 59 for footnotes.

Benefit	Eugene M. Bullis
	Death	Disability	For Cause	Voluntary	Without Cause	Change in Control
Cash Severance (1)	$—	$—	$—	$—	$—	$912,000
Cash Incentives (2)	$—	$—	$—	$—	$—	$432,000
Equity
Unvested Restricted Stock Units (3)	$525,824	$985,087	$—	$—	$—	$525,824
Other Benefits
Health & Welfare (5)	$—	$—	$—	$—	$—	$12,430
Outplacement (6)	$—	$—	$—	$—	$—	$55,000
Cash Severance Related to Company’s 401(k) and NQ Retirement Savings Plan (7)	$—	$—	$—	$—	$—	$33,600
Excise Tax Gross-Ups (8)	$—	$—	$—	$—	$—	$652,351

TOTAL	$525,824	$985,087	$—	$—	$—	$2,623,205

Benefit	J. Kendall Huber
	Death	Disability	For Cause	Voluntary	Without Cause	Change in Control
Cash Severance (1)	$—	$—	$—	$—	$—	$2,073,750
Cash Incentives (2)	$—	$—	$—	$—	$—	$296,250
Equity
Unvested Restricted Stock Units (3)	$275,696	$424,973	$—	$—	$—	$289,919
Other Benefits
Health & Welfare (5)	$—	$—	$—	$—	$—	$22,160
Outplacement (6)	$—	$—	$—	$—	$—	$55,000
Cash Severance Related to Company’s 401(k) and NQ Retirement Savings Plan (7)	$—	$—	$—	$—	$—	$67,200

TOTAL	$275,696	$424,973	$—	$—	$—	$2,804,279

See page 59 for footnotes.

Benefit	Gregory D. Tranter
	Death	Disability	For Cause	Voluntary	Without Cause	Change in Control
Cash Severance (1)	$—	$—	$—	$—	$—	$1,200,000
Cash Incentives (2)	$—	$—	$—	$—	$—	$225,000
Equity
Unvested Restricted Stock Units (3)	$325,498	$500,515	$—	$—	$—	$342,256
Unvested Restricted Stock Units Issued Pursuant to the IC Deferral Program (4)	$—	$—	$—	$—	$—	$3,521
Other Benefits
Health & Welfare (5)	$—	$—	$—	$—	$—	$12,331
Outplacement (6)	$—	$—	$—	$—	$—	$55,000
Cash Severance Related to Company’s 401(k) and NQ Retirement Savings Plan (7)	$—	$—	$—	$—	$—	$51,068

TOTAL	$325,498	$500,515	$—	$—	$—	$1,889,176

(1)	Pursuant to the CIC Plan, in the event of a change in control (and a subsequent termination event, as described above), each NEO is entitled to a lump sum severance payment equal to their Multiplier times the sum of their applicable annual base salary plus target IC Program award. Pursuant to Mr. Eppinger’s offer letter, in the event he is terminated (other than for cause or as a result of a change in control), he is entitled to a lump sum severance payment equal to one times his current annual base salary plus his target IC Program award, provided he agrees to a one-year non-compete agreement and other restrictions.
(2)	Payment of target IC Program award earned in 2008, pro-rated for the period prior to the change in control (amount above assuming full year payout at target). In the event of death, disability, or an involuntary termination (other than for cause) occurring after December 31, 2008, each NEO remains eligible for an award under the 2008 IC Program, but payment is at the discretion of the Compensation Committee. Each NEOs’ actual 2008 IC Program award was earned and paid in March 2009. See the Summary Compensation Table on page 42 for more information.
(3)	PBRSUs

Value of unvested PBRSUs granted in 2006, 2007 and 2008 (see Outstanding Awards at Fiscal Year-End Table beginning on page 47 for more information). These values are based upon the full value of such shares based on the closing price per share of THG’s Common Stock on December 31, 2008 as reported on the NYSE ($42.97). The 2006 PBRSUs vested and were paid to the NEOs in February 2009.

Death and Disability. In the event of a NEO’s death, a pro-rated portion of the PBRSUs vest, but only if the performance goals have been achieved. In the event an NEO is terminated due to disability, a pro-rated portion of the 2006 PBRSUs vest (assuming the performance goals are achieved) and a pro-rated portion of the 2007 and 2008 PBRSUs vest (assuming the performance goals are achieved) with one year additional vesting credit given to the participant. Values in the table above assume that the performance goals for all such PBRSUs were achieved at target level, except with respect to the 2006 Corporate Goal-based PBRSUs, which were based upon the actual achievement level of 147.25% of their target award.

Change in Control. In the event of a change in control, (i) the 2006 PBRSUs fully vest at the actual achievement level of 147.25% of their target, and (ii) a pro-rated portion of 2007 and 2008 PBRSUs vest based upon target level achievement.

Time-Based RSUs

Value of unvested RSUs granted in 2008 (see Outstanding Awards at Fiscal Year-End Table beginning on page 47 for more information). These values are based upon the full value of such shares based on the closing price per share of THG’s Common Stock on December 31, 2008 as reported on the NYSE ($42.97).

Death and Disability. In the event of a NEO’s death, a pro-rated portion of the RSUs vest. In the event an NEO is terminated due to disability, a pro-rated portion of the RSUs vest with one year additional vesting credit given to the participant.

Change in Control. In the event of a change in control, a pro-rated portion of the RSUs vest.

(4)	Restricted Stock Units issued pursuant to the Company’s IC Deferral Program (see Outstanding Awards at Fiscal Year-End Table beginning on page 47 and section entitled IC Deferral Program on page 53 for more information). In the event the NEO is terminated for any reason, other than as a result of a change in control, the RSUs are forfeited. In the event of a change in control, such RSUs fully vest. Amount shown in the table above reflects the positive difference, if any, between the value of fully vested RSUs (value of underlying shares as of December 31, 2008 plus deferred dividend equivalents and accrued interest) and the amount of cash originally deferred by the NEO (plus accrued interest).
(5)	Represents the estimated cost of continued health and dental benefits for a period not to exceed one year. All such benefits terminate in the event the NEO obtains other employment that provides the NEO with group health benefits.
(6)	Represents the estimated cost of outplacement services.
(7)	Represents a lump sum payment equal to the amount which would be credited for 2008 to the NEO’s account balances under the 401(k) Plan and the Non-Qualified Retirement Savings Plan, based upon the higher of the NEO’s 2007 or annualized 2008 eligible compensation.
(8)	Federal tax rules at Sections 280G and 4999 of the Internal Revenue Code impose adverse tax consequences on certain payments and benefits related to a corporate change in control. Where applicable, the rules impose a 20% excise tax (in addition to normal federal income taxes also imposed upon the individual) on, and deny a corporate deduction for, the excess of an individual’s change in control-related payments over the individual’s “base amount”—that is, his or her average annual taxable compensation determined, in general, using a five-year look back for averaging. However, the rules contain a “safe harbor” that permits an individual to receive just under three times the “base amount” without an excise tax or loss of deduction. Pursuant to the CIC Plan, all participants in the CIC Plan are entitled to a “gross-up” payment when payments made to the participant in connection with a Change in Control are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (a “280G Gross-Up Payment”), provided, however, participants are entitled to a 280G Gross-Up Payment only to the extent such participant’s total change in control-related payment/benefit is 110% or more of the safe harbor amount. If the change in control related payment is less than 110% of the safe harbor amount, no 280G Gross-Up Payment shall be made and the payment/benefits for the individual will be reduced to maximize the after-tax payment to the individual without triggering the 280G Gross-Up Payment. With respect to Messrs. Eppinger and Bullis, amounts represent the 280G Gross-Up Payment. With respect to Ms. Zuraitis, because her change in control benefit, as calculated above, was greater than 100%, but less than 110% of her “safe harbor” amount, she is not entitled to a 280G Gross-Up Payment, and her benefit must be reduced (by the amount indicated in the table).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons who beneficially own more than ten percent (10%) of our Common Stock, to file initial reports of ownership, and reports of changes in ownership, of our Common Stock with the SEC and the NYSE. Such persons are required by SEC regulations to provide to THG copies of all their Section 16(a) filings. Based solely on a review of the forms furnished to THG and written representations from THG’s executive officers and directors, THG believes that during 2008 THG’s executive officers and directors fully complied with all Section 16(a) filing requirements, except that (i) one report covering one transaction for Bryan D. Allen, Vice President, Chief Human Resources Officer, was late, and (ii) one report covering two transactions for Mr. Eppinger was late, each due to administrative oversight.

HOUSEHOLDING INFORMATION

Some brokers and nominees may be participating in the practice of “householding” proxy statements, annual reports and Notices of Internet Availability of Proxy Materials. This means that only one copy of our Proxy Statement, our Annual Report or our Notice of Internet Availability of Proxy Materials may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any of the documents to you if you call 1-800-407-5222 or write to THG at 440 Lincoln Street, Worcester, Massachusetts 01653 (attention: Investor Relations). If you want to receive separate copies of our Annual Report, Proxy Statement and/or Notice of Internet Availability of Proxy Materials in the future, or are receiving multiple copies at your household and would like to receive only one copy for your household, you should contact your broker or nominee, pursuant to SEC rules, or our Investor Relations department.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company employs a brother of Ms. Zuraitis, who received compensation (salary, bonus and grant date fair value of equity awards) of approximately $242,000 in 2008. Ms. Zuraitis was not involved in the recruiting or hiring of this family member, or in any decisions affecting his individual compensation. His compensation was established by the Company in accordance with its compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions.

ANNUAL REPORT ON FORM 10-K

Shareholders may obtain without charge a copy of THG’s Annual Report on Form 10-K, including financial statements and financial statement schedules, required to be filed with the SEC pursuant to the Securities Exchange Act of 1934 for the fiscal year ended December 31, 2008, by calling 1-800-407-5222 or by writing to THG at 440 Lincoln Street, Worcester, Massachusetts 01653 (attention: Investor Relations). The information is also available on the Company’s web site at www.hanover.com, under “Investors-SEC Filings.”

OTHER MATTERS

Management knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the proxy holders to vote the shares represented thereby on such matters in accordance with the recommendation of the Board, and authority to do so is included in the proxy.

SHAREHOLDER PROPOSALS

Proposals submitted by shareholders of THG must be received by the Company’s Corporate Secretary, The Hanover Insurance Group, Inc., 440 Lincoln Street, Worcester, Massachusetts 01653 on or before December 1, 2009, to be eligible under the SEC’s shareholder proposal rule (Rule 14a-8) for inclusion in the proxy materials relating to the 2010 Annual Meeting of Shareholders.

Any shareholder proposal to be considered at the Company’s 2010 Annual Meeting of Shareholders, but not included in the proxy materials, must be submitted to the Company’s Corporate Secretary by February 14, 2010, or the persons appointed as proxies may exercise their discretionary voting authority with respect to that proposal. The persons appointed as proxies may also exercise their discretionary voting authority with respect to shareholder proposals submitted prior to February 14, 2010, unless the proponent otherwise complies with the requirements of the SEC’s Rule 14a-4 or Rule 14a-8.

DATED at Worcester, Massachusetts this 31st day of March 2009.

By Order of the Board of Directors,

CHARLES F. CRONIN

Vice President and Secretary

ANNEX 1

Excerpt from THG’s Corporate Governance Guidelines

Relating to Director Independence Standards

A majority of the directors will be independent, and each year the Board will affirmatively determine that each such independent director has no material relationship with the Company. That determination will be set forth in our proxy statement. When evaluating the independence of each of the Company’s directors, the Board will broadly consider all relevant facts and circumstances that may bear on that director’s independence. The Board has adopted the following categorical standards to assist it in determining the independence of Board members, which include those standards established by the New York Stock Exchange for its listed companies.

A director is not independent if:

•	The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company.

•

The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). Compensation received by a director’s immediate family member for service as an employee of the Company (other than an executive officer) will not be considered in determining independence under this test.

•

(i) The director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (ii) the director is a current employee of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (iv) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

•

The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

•

The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

For the purposes of these guidelines, an “immediate family member” means a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home, but excluding anyone who is no longer an immediate family member as a result of legal separation, divorce, or death or incapacitation.

If the Company makes charitable contributions to any tax exempt organization in which a director of this Company serves as an executive officer, the Board will consider the materiality of the relationship if the amount paid to the tax exempt organization exceeds the greater of $1 million, or 2% of such organization’s consolidated gross revenues.

Directors have an affirmative obligation to inform the Board of any circumstances or relationships that may impact their designation by the Board as “independent”, including any material changes in such circumstances or relationships.

ANNEX 2

THE HANOVER INSURANCE GROUP, INC.

2009 SHORT-TERM INCENTIVE COMPENSATION PLAN

1. Purpose

The purpose of this 2009 Short-Term Incentive Compensation Plan (as the same may from time to time be amended, the “Plan”) is to promote the best interests of The Hanover Insurance Group, Inc. (“THG”, together with its subsidiaries and affiliates, the “Company”) and its shareholders by providing additional incentives for certain senior executives of the Company to achieve a sustained, high level of financial success for the Company and to assist the Company in meeting and exceeding its business goals. The Plan does that by placing a portion of the senior executives’ annual compensation at risk based on Company and individual performance.

2. Administration

The Plan will be administered by a committee or committees (the “Committee”) of the Board of Directors of THG. The Committee, or each Committee if there is more than one, shall be comprised of two or more directors, each of whom is an “outside director” as defined in the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee may delegate to others, including to officers or other employees of the Company, nondiscretionary administrative functions under the Plan. The Committee (or, if there is more than one Committee, the Committee with authority pertaining to the participant or beneficiary in question) shall have the authority to interpret the Plan in its discretion, and any interpretation or decision by the Committee with regard to any questions arising under the Plan shall be final and conclusive on all persons.

3. Eligibility; Participants

Only “officers” of the Company (as defined under Rule 16a-1(f) of the Securities Exchange Act of 1934 and so designated by THG’s Board of Directors) shall be eligible to participate in the Plan. Each award opportunity granted under the Plan shall be with respect to a performance period (an “Award Period”) consisting of a calendar year or such other period as the Committee may determine. Not later than by the end of the Establishment Period (as hereinafter defined) in respect of an Award Period, the Committee shall (a) select from among those eligible, the persons who shall participate in the Plan (the “Participants”) for the Award Period, and (b) designate for each Participant a specific percentage or a range of percentages of the Participant’s Base Salary, or a dollar amount, as the Participant’s potential award (the “Potential Award”). A Potential Award cannot exceed 300% of a Participant’s Base Salary or $4,500,000, whichever is less. Base Salary means, as to any Award Period, the greater of a Participant’s actual base salary or the Participant’s year-end base salary rate as approved by the Committee. Such Base Salary shall be determined before (i) deductions for taxes or benefits or other items, and (ii) deferrals of compensation. For purposes of the Plan, the “Establishment Period” in respect of any Award Period shall be the period ending on the earlier of (i) the end of the first quarter (25%) of the Award Period, or (ii) the 90th day of the Award Period.

4. Performance Criteria/Performance Goals

Not later than by the end of the Establishment Period, the Committee shall determine and establish in writing, by resolution of the Committee or other appropriate action, the measurements of corporate performance of the Company that must be met in order for a Participant to receive a payment under the Plan (the “Performance Goals”). The performance criteria that the Committee may use shall be set forth in terms of an objectively determinable formula or standard, which (a) may be determined by reference to performance of THG, any subsidiary or affiliate of THG, any division or unit of any of the foregoing, or any combination of the foregoing, and (b) must be based on one or more of the following performance measures:

•	sales;
•	revenues;
•	assets;
•	expenses;
•

earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization, or capital gains or losses, determined on the basis of operations, continuing operations or otherwise and on an aggregate or per share basis;

•	premium growth;
•	direct premium, written premium or earned premium;
•	policies in force;
•	segment income;
•	return on equity, investment, capital or assets;
•	one or more operating ratios;
•	borrowing levels, leverage ratios or credit rating;
•	financial strength rating;
•	market share;
•	productivity improvements;
•	capital expenditures;
•	cash flow;
•	stock price;
•	shareholder return;
•	economic value added;
•	surplus levels or growth;
•	product development;
•	sales of particular products or services;
•	development of business goals;
•	customer acquisition, satisfaction or retention;
•	service levels or standards;
•	leadership effectiveness;
•	business development; or
•

the occurrence of, or participation in the negotiation or effectuation of, any of: acquisitions and divestitures (in whole or in part), joint ventures and strategic alliances, spin-offs, split-ups and the like, reorganizations, or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings.

The Performance Goals established by the Committee may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and may be based on Generally Accepted Accounting Principles, Statutory Accounting Principles or some other recognized or pre-defined basis, provided that at the time of establishing the Performance Goals the performance outcome shall be substantially uncertain. In establishing Performance Goals, the Committee, in its discretion, may provide that one or more of the bases for determining performance will be modified in an objectively determinable and nondiscretionary manner to reflect the impact of items of a type identified during the Establishment Period the occurrence of which, and the impact of which on the Performance Goals, are themselves objectively determinable and nondiscretionary.

5. Payments

As soon as practicable after the end of the Award Period and in all events by March 15 of the calendar year following the calendar year in which the Award Period ends, the Committee shall certify in accordance with and to the extent required by Section 162(m) of the Code whether (and, if so, to what extent) the Performance Goals have been achieved and on the basis thereof shall approve the payments, if any, to be made to Participants for that Award Period. In no event may a payment to a Participant who is a “covered employee” within the meaning of Section 162(m) exceed the maximum amount permitted to be paid based on the extent, if any, to which the Performance Goals have been achieved, but the Committee may exercise negative discretion to cause the payment to such individuals to be less than the maximum permitted award. The Committee may use discretion to reduce or to increase payments to other Participants.

Awards will be paid in cash, or to the extent permitted under THG’s 2006 Long-Term Incentive Plan (or its successor plan), in shares or other equity based awards of THG or a combination of the foregoing, and will be made after the Committee has certified its determinations in writing or may, at the election of the Participant and under procedures adopted by the Committee or any deferred compensation plans from time to time in effect and in accordance with the regulations promulgated under Section 162(m) and Section 409A of the Code, or otherwise, be deferred.

6. Tax Withholding

The Company will deduct any required withholding taxes or other amounts required by law to be withheld from payments under the Plan.

7. No Rights to Awards or Continued Employment

No person shall have any claim or right to be granted an award hereunder, nor shall selection for participation in the Plan for any Award Period be construed as giving a Participant the right to be retained in the employ of the Company for that Award Period or for any other period.

8. Amendments

The Plan may be amended at any time by the Committee. Amendments to the Plan shall be conditioned on approval of the shareholders of THG only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements).

The Plan is not a contract between the Company and any employee of the Company. No employee of the Company or other person shall have any claim or right to be granted any payment or award under the Plan until such payment or award is actually granted. Nothing contained in the Plan shall limit the ability of the Company to make payments or awards to any officer or other employee under any other plan, agreement or arrangement.

9. Plan Term

The Plan shall be effective as of May 12, 2009, subject to receiving shareholder approval at THG’s 2009 Annual Shareholders Meeting, and shall remain in effect until terminated by the THG’s Board of Directors.

10. Miscellaneous

The validity, construction, interpretation, administration and effect of the Plan and its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

If any term or provision of the Plan or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, then the remainder of the Plan, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision hereof shall be valid and be enforced to the fullest extent permitted by applicable law.

A Participant’s right and interest under the Plan may not be assigned or transferred and any attempted assignment or transfer shall be null and void and shall extinguish, in the Committee’s sole discretion, the Company’s obligation under the Plan to pay any amount with respect to the Participant.

No member of the Board of the Company and no officer, employee or agent of the Company or any affiliate of the Company shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, or by any officer, agent, or employee, or, except in circumstances involving bad faith, for anything done or omitted to be done in the administration of the Plan.

The Company makes no representations to Participants with respect to the tax treatment of any amount paid or payable pursuant to this Plan. While this Plan and awards issued hereunder are intended to be interpreted and operated to the extent possible so that any such amounts shall either be exempt from the requirements of Section 409A of the Code (“Section 409A”) or shall comply with such requirements, in no event shall the Company be liable to Participant for or with respect to any taxes, penalties and/or interest which may be imposed upon any such amounts pursuant to Section 409A or any other federal or state tax law. To the extent that any such amount should be subject to Section 409A (or any other federal or state tax law), the Participant shall bear the entire risk of any such taxes, penalties and or interest.

09668 (Rev. 3/09)

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DESIGNATION (IF ANY)		000000000.000000 ext	000000000.000000 ext
ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6		Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on May 11, 2009
Vote by Internet
• Log on to the Internet and go to www.envisionreports.com/thg • Follow the steps outlined on the secured website.

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒		• Follow the instructions provided by the recorded message.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Company Proposals — The Board of Directors recommends a vote FOR all the nominees listed below and FOR Proposals 2 and 3.

1.	To elect the following nominees to the Board of Directors to serve for the respective terms set forth opposite such nominee’s name below:										+
			For	Against	Abstain			For	Against	Abstain
	01 - Frederick H. Eppinger	Three - year term expiring in 2012	☐	☐	☐	02 - Gail L. Harrison	One - year term expiring in 2010	☐	☐	☐

	03 - Joseph R. Ramrath	Three - year term expiring in 2012	☐	☐	☐	04 - Harriett Tee Taggart	Three - year term expiring in 2012	☐	☐	☐
			For	Against	Abstain			For	Against	Abstain
2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of The Hanover Insurance Group, Inc. for 2009.		☐	☐	☐	3.	To approve the 2009 Short-Term Incentive Compensation Plan.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.
☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

In signing, please write name(s) exactly as appearing in the imprint on this card. For shares held jointly, each joint owner should sign. If signing as executor, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

¡	C 1234567890 J N T 1 U P X 0 2 1 2 5 0 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+
<STOCK#> 010OIE

2009 Annual Meeting of Shareholders

The Hanover Insurance Group, Inc.

Tuesday, May 12, 2009, 9:00 a.m.

Directions To The Hanover	440 Lincoln Street, Worcester, MA
From Boston.
Follow the Mass Pike west to exit 11A.
• Follow Rte. 495 north to exit 25.
• Take Interstate 290 west to exit 20.
• Turn right onto Lincoln Street.
The Hanover is on your left.
From New Hampshire And Northeastern Massachusetts.
Follow Route 495 south to exit 25.
• Take Interstate 290 west to exit 20.
• Turn right onto Lincoln Street.
The Hanover is on your left.
From Connecticut And Western Massachusetts.
Follow the Mass Pike east to exit 10.
• Proceed along Interstate 290 east to exit 20. Stay to the right when exiting.
• At the end of the exit ramp, proceed through one set of traffic lights to a second set of lights.
• Turn left onto Lincoln Street and drive approximately one-quarter mile.
The Hanover is on your left.
Where To Park.
Parking is available at The Hanover’s front entrance on
Lincoln Street. All visitors are requested to enter the main lobby and register with the receptionist upon arrival.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — The Hanover Insurance Group, Inc.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 12, 2009

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received the Notice of Annual Meeting of Shareholders and the Proxy Statement (the “Proxy Statement”), hereby appoint(s) Frederick H. Eppinger and J. Kendall Huber and each of them, Proxies of the undersigned (with full power of substitution) to attend the Annual Meeting of Shareholders of The Hanover Insurance Group, Inc. (the “Company”) to be held on May 12, 2009, and all adjournments thereof (the “Meeting”), and to vote all shares of Common Stock of the Company that the undersigned would be entitled to vote, if personally present, in regard to all matters that may come before the Meeting.

For the participants in The Hanover Insurance Group Retirement Savings Plan, this Proxy Card will constitute voting instructions to the Trustee under the Plan. As a participant in the Plan, the undersigned understands that, in accordance with the terms of the Plan, these instructions shall be held in the strictest confidence by the Trustee and shall not be divulged or released to any person, including officers or employees of the Company. These instructions will be followed as directed. Shares held in the Plan for which no participant instructions are received by the Trustee will not be voted. Participant instructions received by the Trustee after May 7, 2009, may not be counted.

The undersigned hereby confer(s) upon the Proxies, and each of them, discretionary authority (i) to consider and act upon such business, matters or proposals other than the business set forth herein as may properly come before the Meeting, and (ii) with respect to the election of any substitute nominees designated by the Board of Directors in the event that any of the nominees are unavailable to serve. The Proxy when properly executed will be voted in the manner specified herein. If no specification is made, the Proxies intend to vote FOR all nominees for director, FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and FOR the approval of the 2009 Short-Term Incentive Compensation Plan.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Your vote is important. Please vote your proxy today.